UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Vectrus, Inc.

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VECTRUS

2016

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

VECTRUS
TRUE TO YOUR MISSION

March 29, 2016

Vectrus, Inc.
655 Space Center Drive
Colorado Springs, CO 80915

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement for the Vectrus, Inc. 2016 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Vectrus common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of Vectrus common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting of Shareholders.

Sincerely,

Kenneth W. Hunzeker
Chief Executive Officer and President

Louis J. Giuliano
Non-Executive Chairman of
the Board of Directors

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

LOCATION DETAILS

TIME:	8:00 a.m. Mountain Time, on Friday, May 13, 2016

PLACE:	Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, CO 80906

ITEMS OF BUSINESS

ITEM 1	To elect three Class II Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

ITEM 2	To ratify the appointment of Deloitte & Touche LLP as the Vectrus, Inc. Independent Registered Public Accounting Firm for 2016.

ITEM 3	To approve an amendment and restatement of the Vectrus, Inc. Annual Incentive Plan for Executive Officers.

ITEM 4	To approve an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan.

ITEM 5	To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.

ITEM 6	To transact such other business as may properly come before the meeting.

WHO CAN VOTE?
You can vote if you were a shareholder at the close of business on March 16, 2016, the record date.

ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-K
Copies of our Annual Report to Shareholders and 2015 Annual Report on Form 10-K are provided to shareholders.

MAILING OR AVAILABILITY DATE
Beginning on or about March 29, 2016, this Notice of Annual Meeting of Shareholders and the 2016 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 16, 2016.

ABOUT PROXY VOTING
Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting of Shareholders to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials can vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting of Shareholders by following the instructions on page 5 of this proxy statement and on the proxy card.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Friday, May 13, 2016 at 8:00 a.m. Mountain Time at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, CO 80906. The Company’s 2016 Proxy Statement, 2015 Annual Report on Form 10-K and Annual Report to Shareholders are available online at www.proxyvote.com.

If you want to receive a paper or email copy of these documents, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this proxy statement on or before April 29, 2016 to facilitate timely delivery.

By order of the Board of Directors,

Michele L. Tyler
Senior Vice President
Chief Legal Officer and Corporate Secretary

March 29, 2016

i

ii

VECTRUS QUICK FACTS

ANNUAL MEETING OF SHAREHOLDERS INFORMATION

DATE	May 13, 2016

TIME	8:00 a.m. Mountain Time

LOCATION	Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, CO 80906

RECORD DATE	March 16, 2016

TRANSFER AGENT	Computershare Trust Company, N.A.

CORPORATE HEADQUARTERS	655 Space Center Drive, Colorado Springs, CO 80915

CORPORATE WEBSITE	www.vectrus.com

INVESTOR RELATIONS WEBSITE	http://investors.vectrus.com/CorporateProfile

ANNUAL REPORT ON FORM 10-K	http://investors.vectrus.com/Doc/Index?did=35771743

CODE OF CONDUCT	http://investors.vectrus.com/Cache/1001205489.PDF?O=PDF&T=&Y=&D=&FID=1001205489&iid=4649403

ANNUAL MEETING OF SHAREHOLDERS AGENDA ITEMS TO BE VOTED ON
Management Recommendation
ITEM 1. ELECTION OF DIRECTORS
To elect Class II Directors: • Louis J. Giuliano • Mary L. Howell • Eric M. Pillmore	FOR each Class II Director Nominee
ITEM 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2016.	FOR
ITEM 3. APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS
To approve an amendment and restatement of the Vectrus, Inc. Annual Incentive Plan for Executive Officers.	FOR
ITEM 4. APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. 2014 OMNIBUS INCENTIVE PLAN
To approve an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan.	FOR
ITEM 5. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
To approve, on an advisory basis, the compensation of our named executive officers, as described in the 2016 Proxy Statement.	FOR

DIRECTORS STANDING FOR ELECTION
	Independent	Committee Assignment
Louis J. Giuliano	YES	none (Non-Executive Chairman)
Mary L. Howell	YES	Audit Committee and Compensation and Personnel Committee Member
Eric M. Pillmore	YES	Nominating and Governance Committee Chair

2015 BOARD AND COMMITTEE MEETINGS
Board Meetings	6
Compensation and Personnel Committee Meetings	5
Nominating and Governance Committee Meetings	7
Audit Committee Meetings	9

INDEPENDENT NON-EXECUTIVE CHAIR
Louis J. Giuliano

DIRECTOR COMPENSATION INFORMATION
Director Share Ownership Guidelines	5X the Annual Cash Retainer Amount

ANNUAL DIRECTOR COMPENSATION
Cash Retainer	$75,000
Restricted Stock Units	$75,000
Audit Committee Chair – Incremental Compensation	$15,000 Cash Retainer
Compensation and Personnel Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Nominating and Governance Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Non-Executive Chair – Incremental Compensation	$50,000 Cash Retainer and $50,000 in Restricted Stock Units

BOARD SIZE FOLLOWING THE 2016 ANNUAL MEETING OF SHAREHOLDERS
9 Directors

KEY PRINCIPLES AND PRACTICES
☑	Independent Chairman of the Board
☑	Committees 100% independent
	w	Audit
	w	Compensation and Personnel
	w	Nominating and Governance
☑	Majority vote standard in uncontested elections
☑	Compensation tied to performance
☑	Limited perquisites
☑	No tax gross-ups on change of control
☑	Policy against hedging, pledging or speculating in Company stock
☑	Share ownership guidelines for directors and officers
☑	Clawback policy

WE DO...
☑	Use an independent compensation consultant.
☑	Pay for performance.
☑	Have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
☑	Have an annual Say-on-Pay vote.
☑	Mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
☑
Have double trigger change in control provisions in our equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting. We also have provided for the double trigger in the amendment and restatement of our equity incentive plan that we are asking our shareholders to approve. (See Proposal 4.)

☑
Provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and in our award agreements generally provide for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

☑	For 2015, grant 50% of our long-term incentive awards as relative total shareholder return ("TSR") awards subject to a three-year performance period.
☑	Provide for clawback or recoupment of incentive awards and related payments under certain circumstances.
WE DO NOT...
✗	Reprice stock options.
✗	Provide tax gross-ups for any perquisites or in connection with payments made in the event of a change of control.
✗	Guarantee minimum bonus payments.
✗	Provide a traditional pension plan or a supplemental executive retirement plan.

2016 PROXY STATEMENT
INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING

Your vote is very important. For this reason, the Board of Directors of Vectrus, Inc. (“Vectrus” or the “Company”) is requesting that you allow your common stock to be represented at the Annual Meeting of Shareholders by voting your shares after reviewing this Proxy Statement. This statement is being sent or made available to you in connection with this request and has been prepared on behalf of the Board of Directors by our management team.

WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about March 29, 2016, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Vectrus shareholders as of the March 16, 2016 record date (the “Record Date”), as part of the Board of Directors’ solicitation of proxies for the Vectrus 2016 Annual Meeting of Shareholders and any postponements or adjournments thereof. This Proxy Statement, the CEO Annual Report Letter, and the 2015 Annual Report on Form 10-K (which have been furnished or made available to shareholders eligible to vote at the 2016 Annual Meeting of Shareholders) contain information that the Board of Directors believes offers an informed view of Vectrus.

WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the close of business on the Record Date.

WHAT ITEMS OF BUSINESS WILL I BE VOTING ON?
You are voting on the following items of business:

1	To elect three Class II Directors as members of the Board of Directors for a three-year term, each as named in this Proxy Statement.

2	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm for 2016.

3	To approve an amendment and restatement of the Vectrus, Inc. Annual Incentive Plan for Executive Officers.

4	To approve an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan.

5	To approve, on an advisory basis, the compensation paid to our named executive officers ("NEOs"), as described herein.

6	To transact such other business as may properly come before the meeting.

HOW DO I VOTE?
If you are a registered owner, you can either vote in person at the Annual Meeting of Shareholders or by proxy, whether or not you attend the Annual Meeting of Shareholders. Other beneficial owners may vote by submitting their voting instructions. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting of Shareholders.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?
If the shares you own are registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.” If the shares you own are held in a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf.

WHAT ARE THE PROXY VOTING PROCEDURES?
Your vote is important. After reviewing this Proxy Statement, please vote your shares right away to make sure that your shares are represented at the Annual Meeting of Shareholders. Please follow the voting instructions on the proxy card (if you are a shareholder of record) or the voting instruction form (if you are a beneficial owner). You may vote:

8	(	+

BY INTERNET	BY TELEPHONE (FROM U.S.)	BY MAIL

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the Annual Meeting of Shareholders and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2016 Annual Meeting of Shareholders.

HOW DO THE PROXIES VOTE?
The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote?" If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

HOW MANY VOTES DO I HAVE?
You have one vote for every share of Vectrus common stock that you owned on the Record Date.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board of Directors recommends a vote “FOR” the election of each of the Class II Director nominees of the Board of Directors (Item 1), “FOR” the ratification of the appointment of Deloitte as the Vectrus Independent Registered Public Accounting Firm for 2016 (Item 2), “FOR” the approval of an amendment and restatement of the Vectrus, Inc. Annual Incentive Plan for Executive Officers (Item 3), “FOR” the approval of an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan (Item 4), and “FOR” the advisory approval of the compensation of our NEOs
(Item 5).

WHAT IF I CHANGE MY MIND?
Shareholders of Record: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote via the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the Vectrus Corporate Headquarters, 655 Space Center Drive, Colorado Springs, CO 80915. If you come to the Annual Meeting of Shareholders, you can ask that the proxy you submitted earlier not be used.

Beneficial Owners: You must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

WHAT IS A "BROKER NON-VOTE"?
The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may cast a vote on behalf of a beneficial owner from whom the broker has not received instructions with regard to discretionary matters but not non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm, is considered a discretionary item. Your broker does not have discretion to vote your shares regarding Items 1, 3, 4 or 5, each of which is considered a non-discretionary item.

Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present but a broker non-vote or abstention will have no effect on the outcome of the proposals. There are five formal items scheduled to be voted upon at the Annual Meeting of Shareholders as described in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the Annual Meeting of Shareholders.

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE A PROPOSAL? HOW MANY VOTES ARE REQUIRED FOR AN AGENDA ITEM TO PASS?
Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws (the "By-Laws") provide that in uncontested elections, Directors shall be elected by a majority of the votes cast (that is, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee). Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director. Cumulative voting in the election of Directors is not permitted.

Items 2 and 5 are advisory in nature and are non-binding. Items 2, 3, 4 and 5 of the proposed agenda items will be considered to have passed if the votes cast in favor of the proposal exceed the votes cast against the proposal.

WHAT HAPPENS IF A DIRECTOR NOMINEE FAILS TO RECEIVE A MAJORITY OF THE VOTES CAST IN AN UNCONTESTED ELECTION?
Our By-Laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority of the votes cast, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

HOW MANY SHARES OF VECTRUS STOCK ARE OUTSTANDING?
As of the Record Date, 10,670,849 shares of Vectrus common stock were outstanding and entitled to vote at the Annual Meeting of Shareholders.

HOW MANY HOLDERS OF VECTRUS OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING OF SHAREHOLDERS?
In order to conduct business at the Annual Meeting of Shareholders it is necessary to have a quorum. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be considered present for quorum purposes.

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
Votes will be counted by the Inspector of Election appointed for the 2016 Annual Meeting of Shareholders. The Inspector of Election monitors the voting and certifies whether the votes of shareholders are kept in confidence.

WHO WILL SOLICIT PROXIES?
Our Directors, officers and other regular employees may solicit proxies. In addition, we have appointed Okapi Partners LLC to help with the solicitation effort. These persons and Okapi Partners LLC may solicit proxies in person, by mail, by telephone or other electronic communication.

WHO WILL PAY FOR THE COSTS OF THIS PROXY SOLICITAtiON?
We will pay the full cost of soliciting proxies. We will pay Okapi Partners LLC a fee of $7,500 plus reimbursement of expenses to assist with the solicitation, and we will reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners. Our Directors, officers and other employees will not receive any additional compensation for these activities.

HOW CAN I SUBMIT A PROPOSAL FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS?
Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. If you want us to consider including a shareholder proposal in next year’s proxy statement, you must deliver such proposal, in writing, to Michele L. Tyler, our Chief Legal Officer and Corporate Secretary, at our principal executive offices on or before November 29, 2016 and comply with applicable eligibility requirements and procedures.

Any other matters proposed to be submitted for consideration at next year’s Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we first sent or made these proxy materials available to shareholders.

Therefore, to be presented at our 2017 Annual Meeting of Shareholders, such a proposal must be received on or after November 29, 2016 but not later than December 29, 2016. The proposal must contain specific information required by our By-Laws, which are on file with the Securities and Exchange Commission ("SEC") and may be obtained from our Corporate Secretary upon written request. If a shareholder proposal is received before or after the range of dates specified above, our proxy materials for the next Annual Meeting of Shareholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

CAN A SHAREHOLDER NOMINATE DIRECTOR CANDIDATES?
In accordance with procedures and requirements set forth in our By-Laws, shareholders may propose nominees for election to the Board of Directors only after providing timely written notice, as set forth in the preceding section. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the date we released our Proxy Statement to shareholders in connection with last years’ Annual Meeting of Shareholders. Therefore, to be presented at our 2017 Annual Meeting of Shareholders, such a proposal must be received on or after November 29, 2016 but not later than December 29, 2016. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-Laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other Director nominees.

These standards are discussed in further detail below under “Information about the Board of Directors - Director Selection, Composition, and Diversity.” No one may be nominated for election as a Director after he or she has reached 72 years of age unless the Board of Directors waives the age requirement. You can request a copy of the nomination requirements from the Corporate Secretary of Vectrus.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?
We will announce preliminary voting results at the 2016 Annual Meeting of Shareholders and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2016 Annual Meeting of Shareholders. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2016 Annual Meeting of Shareholders, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can request prompt delivery of a copy of the proxy materials by writing to: Corporate Secretary, Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915 or by calling 719-591-3600.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.vectrus.com) and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, Annual Report to Shareholders and 2015 Annual Report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

SHARE OWNERSHIP GUIDELINES

The Vectrus Board of Directors has established share ownership guidelines, as set forth below, for our Non-Management Directors and corporate officers that we believe are consistent with general market practices. Share ownership guidelines for Directors who are not our employees ("Non-Management Directors") and corporate officers are reviewed annually to continue to align the guidelines with current market trends. The share ownership guidelines provide for share ownership levels at five times the annual cash retainer amount for the Non-Management Directors of the Company. Non-Management Directors receive a portion of their retainer, and the Non-Executive Chairman of the Board receives a portion of his Chairman fee, in restricted stock units (also referred to as “RSUs”), which are paid in shares when the restricted stock units vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The approved guidelines also require share ownership, expressed as a multiple of base salary, for all senior corporate officers. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each corporate officer to reach the guideline levels. Specifically, the guidelines apply as shown in the table below. In achieving these ownership levels, shares owned outright, Vectrus restricted stock and restricted stock units are considered.

With respect to corporate officers, in order to attain the ownership levels set forth in the guidelines, it is expected that any restricted shares or restricted stock units paid in shares when the restricted stock units vest will be held, and that all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-Management Directors and corporate officers are afforded five years to meet the guidelines. The Company has taken individual tenure and Non-Management Directors and corporate officer share ownership levels into account in determining compliance with the guidelines. As of February 8, 2016, our Non-Management Directors and corporate officers are still within the five-year period to achieve their goals.

SHARE OWNERSHIP GUIDELINES
Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Corporate Vice Presidents	1 X Annual Base Salary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of February 8, 2016, the beneficial ownership of Vectrus common stock and options exercisable within 60 days of that date by each Director, by each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group, as well as each person known to us to beneficially own more than 5% of our outstanding common stock. In addition, we have provided information about ownership of options and restricted stock units that provide economic linkage to Vectrus common stock but do not represent actual beneficial ownership of shares.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole voting and dispositive power or shares those powers with his or her spouse.

Each person or entity has reported sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below for the beneficial owners holding more than 5% are based on the number of shares of our common stock issued and outstanding as of December 31, 2015. The information regarding persons owning more than 5% of our outstanding common stock is based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.

There were 10,612,246 shares of Vectrus common stock outstanding on February 8, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount and Nature of Beneficial Ownership (1)				Additional Economic Linkage Information
Name and Address of Beneficial Owner	Shares Owned (2)	Right to Acquire (3)	Total Shares Beneficially Owned	Percent Beneficially Owned	Total RSUs	Total Options
5% Shareholders
BlackRock, Inc. (4)	1,355,728		1,355,728	12.8%	—	—
JPMorgan Chase & Co. (5)	926,479		926,479	8.7%	—	—
Directors and Named Executive Officers (6)
Louis J. Giuliano	14,049	—	14,049	*	4,869	—
Bradford J. Boston	2,425	—	2,425	*	2,922	—
Mary L. Howell	2,425	—	2,425	*	2,922	—
William F. Murdy	2,425	—	2,425	*	2,922	—
Melvin F. Parker	2,425	—	2,425	*	2,922	—
Eric M. Pillmore	2,425	—	2,425	*	2,922	—
Stephen L. Waechter	7,425	—	7,425	*	2,922	—
Phillip C. Widman	2,425	—	2,425	*	2,922	—
Kenneth W. Hunzeker	27,852	182,776	210,628	2.0%	52,509	109,089
Matthew M. Klein	8,553	37,767	46,320	*	27,048	28,440
Theodore R. Wright	9,413	22,284	31,697	*	32,867	28,755
Janet L. Oliver	6,537	22,796	29,333	*	17,222	21,687
Charles A. Anderson	6,493	11,890	18,383	*	19,494	8,807
Michele L. Tyler	5,319	26,225	31,544	*	14,583	16,347
All executive officers and Directors as a group (17 persons)	110,903	363,210	474,113	4.5%	229,939	252,495
* Less than 1% of the outstanding shares of common stock.

(1)	None of the executive officers or directors have pledged Vectrus shares as security.

(2)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.

(3)
Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 8, 2016 and restricted stock units that will become vested within 60 days of February 8, 2016 are deemed outstanding and beneficially owned by the person holding such options or restricted stock units for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(4)
As reported on a Schedule 13G/A filed on January 8, 2016, BlackRock, Inc. has sole voting power with respect to 1,278,287 shares, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 1,355,728 shares of common stock and shared dispositive power with respect to 0 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(5)
As reported on a Schedule 13G filed on February 1, 2016, JPMorgan Chase & Co. has sole voting power with respect to 790,346 shares, shared voting power with respect to 25 shares of common stock, sole dispositive power with respect to 910,127 shares of common stock and shared dispositive power with respect to 139 shares of common stock. The address for JPMorgan Chase & Co. is 270 Park Ave, New York, NY 10017.

(6)	The address of each of the Directors and NEOs listed is c/o Vectrus, Inc., 655 Space Center Drive, Colorado Springs, CO 80915.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers and Directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2015.

PROPOSALS TO BE VOTED ON AT THE
2016 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provides for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of our Class II Directors expire at the 2016 Annual Meeting of Shareholders. The terms of the Class III and Class I Directors will expire at the 2017 and 2018 Annual Meeting of Shareholders, respectively. Directors elected by the shareholders at an Annual Meeting of Shareholders to succeed those Directors whose terms expire at such meeting are of the same class as the Directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified.

The election of Directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director.

The full Board of Directors has considered and nominated three Class II nominees for election as Directors at the 2016 Annual Meeting of Shareholders, to serve for a three-year term. The qualifications and attributes considered by the Board when selecting each of these directors for nomination are described under the heading “Additional Qualifications” in the respective Director’s biography below. Each of the Class II nominees is currently serving as a Director of Vectrus and has agreed to continue to serve if elected until the earlier of his or her retirement, resignation or death. If unforeseen circumstances arise before the 2016 Annual Meeting of Shareholders and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election.

If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

PROPOSAL 1
ELECTION OF THREE CLASS II DIRECTOR NOMINEES FOR A TERM OF THREE YEARS

The following information describes the biographical information, offices held, other business directorships, additional director experience, qualifications, attributes and skills and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

LOUIS J. GIULIANO
AGE	69
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	None
Mr. Giuliano serves as our Non-Executive Chairman. He currently serves as an operating executive of The Carlyle Group, a global alternative asset management firm. Mr. Giuliano retired as Chairman, CEO, and President of ITT Corporation, a global diversified manufacturing company and former parent of Exelis Inc., in December 2004. Mr. Giuliano joined ITT Corporation in 1988 as vice president of Defense Operations and became president of ITT Defense and Electronics in 1991. Before joining ITT Corporation, Mr. Giuliano spent 20 years with Allied-Signal where he held numerous positions within the Aerospace Group. He is on the Board of Accudyne Industries, and is the Chairman of the Board of Meadowkirk Retreat Center. He is an active member of the CEO Forum and the Advisory Board for the Princeton University Faith and Work Initiative, and a founder of Workforce Ministries. Mr. Giuliano was named a governor of the U.S. Postal Service by President George W. Bush in November 2004. He was confirmed by the Senate in June 2005, for a term that expired in December 2015. He served as vice chairman of United States Post Office Board of Governors from February 2009 to January 2010, and as chairman of the United States Post Office Board of Governors from January 2010 until December 2011. Prior Board positions include Engelhard Corp., ServiceMaster, and JMC Steel Group. He is a graduate of Syracuse University with a Bachelor of Arts degree in chemistry and a Master’s of Business Administration.

Additional Qualifications:
Mr. Giuliano has an extensive background in management and finance, as well as experience as the former Chairman, CEO and President of ITT Corporation.

MARY L. HOWELL
AGE	63
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Audit Committee, Member; Compensation and Personnel Committee, Member
Ms. Howell serves as a Director. Ms. Howell is currently the Chief Executive Officer of Howell Strategy Group, an international consulting firm. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 until her retirement in 2009. She served as an officer of Textron Inc. for 24 years, serving on the Textron Management Committee for over 15 years. Ms. Howell currently serves on the Board of Directors of Esterline Corporation and serves on the Audit Committee and Strategy and Technology Committee and chairs the Regulatory Compliance Sub-committee. She also serves on the executive committee of the Board of the Atlantic Council as well as serving on the Board of The Phillips Collection and chairing its Development Committee. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine. Ms. Howell received a Bachelor’s degree from the University of Massachusetts at Amherst.

Additional Qualifications:
Ms. Howell has extensive management experience in the aerospace and defense industry. She has served as a director of another public company that also serves government and defense customers.

CLASS II - DIRECTORS WHOSE TERMS EXPIRE IN 2016 (CONT.)

ERIC M. PILLMORE
AGE	62
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Nominating and Governance Committee, Chair
Mr. Pillmore serves as a Director. From 2010 to July 2014, Mr. Pillmore served as senior advisor to the Center for Corporate Governance of Deloitte LLP, which provides board governance services to global clients. Mr. Pillmore was Senior Vice President of Corporate Governance of Tyco International Corporation from 2002 to 2007. Mr. Pillmore also held CFO positions at Multilink Technology Corporation, McData Corporation and General Instrument Corporation from 1996 to 2002. Before that, he spent 17 years with General Electric Company and four years as a naval officer. Mr. Pillmore is currently a Board member of Friends of Tenwek, Focus on the Family and the Colson Center. He received a Bachelor’s degree from the University of New Mexico and an Executive Masters of Business Administration degree from Villanova University.

Additional Qualifications:
Mr. Pillmore has extensive corporate governance and financial experience, which includes advising boards of both private and public companies on corporate governance and serving as chief financial officer of several companies.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE PROPOSED THREE CLASS II NOMINEES LISTED ABOVE TO THE VECTRUS BOARD OF DIRECTORS.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

The following information describes the offices held, biographical information, other business directorships, additional director experience, qualifications, attributes and skills, and the class and term of each director whose term continues beyond the 2016 Annual Meeting of Shareholders and who is not subject to election this year. Beneficial ownership of equity securities of continuing members of the Board of Directors is described in the discussion of “Security Ownership of Certain Beneficial Officers and Management.”

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2017

WILLIAM F. MURDY
AGE	74
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Audit Committee, Member; Nominating and Governance Committee, Member
Mr. Murdy serves as a Director. Mr. Murdy has served as Chairman of the Thayer Hotel, a historic hotel, since April 2009 and as Chairman of the Thayer Leader Development Group, a leadership development company, since May 2010. Mr. Murdy retired as the Chairman of Comfort Systems USA, a provider of heating, ventilation, air conditioning installation and services in the commercial/industrial/ institutional sector, in May 2014. From 2000 to 2011, Mr. Murdy was Chairman and Chief Executive Officer of Comfort Systems USA. Prior to that, he was President and Chief Executive Officer of Club Quarters, a membership hotel chain. From 1997 to 1999, he was Chairman, President, Chief Executive Officer and Co-Founder of LandCare USA, Inc., a leading commercial landscape and tree services company, which later merged with ServiceMaster. Mr. Murdy also held management positions in the investment sector, including as Managing General Partner of the Morgan Stanley Venture Capital Fund and President of its associated management company from 1981 to 1989. From 1974 to 1981 he served in a number of positions including Chief Operating Officer of Pacific Resources. He served in the United States Army from 1964 to 1974. Currently, Mr. Murdy serves as the Lead Independent Director of the Board of Directors of LSB Industries, Inc. and Chair of its Compensation Committee; and is a civilian aide to the Secretary of the Army. He received a Bachelor’s degree from the U.S. Military Academy at West Point and a Master’s degree from Harvard Business School.

Additional Qualifications:
Mr. Murdy has strong industry background and extensive management and leadership experience as chairman and chief executive officer of several public companies. Mr. Murdy has also served as a director of other public companies providing additional relevant experience.

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2017 (CONT.)

MELVIN F. PARKER
AGE	48
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Compensation and Personnel Committee, Member; Nominating and Governance Committee, Member
Mr. Parker serves as a Director. Mr. Parker served as the Senior Vice President and General Manager for Residential and Commercial Energy Solutions at Enphase Energy, Inc., a global energy technology company, from November 2015 to February 2016. From 2012 to December 2014, Mr. Parker served as President of North America for the Brink's Company, a major provider of armored transportation services in North America. Before joining Brink's in 2012, Mr. Parker served as Vice President and General Manager of the North America Consumer and Small Business Division at Dell, Inc. from 2010 to 2012 and as Executive Director and General Manager of US Small Business - Small and Medium Business - Americas at Dell, Inc., a multinational computer technology company that develops, sells, repairs and supports computers and related products and services, from 2009 to 2010. From 1994 until 2009, he held numerous senior leadership roles at multiple Fortune 500 Companies, including PepsiCo., Corporate Express (Staples) and Newell Rubbermaid. Mr. Parker is a decorated combat veteran and graduate of the U.S. Army Ranger and Airborne School. He served with distinction in the 82nd Airborne Division at Fort Bragg, N.C. He currently serves as a director on the Board of the National Black MBA Association. He is also a member of the Executive Leadership Council and was named to the Savoy Top 100 Most Influential Blacks in Corporate America for 2012 to 2014. Mr. Parker received a Bachelor's degree from the U.S. Military Academy at West Point.

Additional Qualifications:
Mr. Parker has extensive management and leadership experience as a senior executive for a number of public companies.

STEPHEN L. WAECHTER
AGE	65
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Audit Committee, Chair
Mr. Waechter serves as a Director. From 2008 to 2014, Mr. Waechter was Vice President of Business Operations and Chief Financial Officer of ARINC Incorporated, a provider of communications, engineering and integration solutions for commercial, defense and government customers worldwide. From 1999 to 2007, he was Executive Vice President and Chief Financial Officer of CACI International, Inc., one of the largest government information technology contractors. Before joining CACI, Mr. Waechter served as Chief Financial Officer for a number of high- technology companies including Government Technology Services, Inc., Vincam Human Resources, Inc. and Applied Bioscience International. Mr. Waechter’s early career includes 19 years at GE, most recently as Vice President, Finance for GE Information Services. Mr. Waechter currently serves as Chair of the Audit Committee of Social & Scientific Systems, Inc., and is Chairman of the Board of Directors of CareFirst, Inc., where he also serves as the Chair of the Executive Committee, Strategic Planning Committee and Nominating Committee, and formerly served as Chair of the Audit Committee. He is also a member of the Board of Trustees of Christian Brothers University, Board of Advisors to SOSi, LLC and former Chair of the Finance Committee of Choral Arts Society of Washington, D.C. Mr. Waechter received a Bachelor’s degree from Christian Brothers College and a Master’s degree in Business Administration from Xavier University.

Additional Qualifications:
Mr. Waechter has extensive financial and leadership experience as chief financial officer of several government contractors and other public companies. Mr. Waechter has also served as a director and as an audit committee chair of one public and several private companies.

CLASS I - DIRECTORS WHOSE TERMS EXPIRE IN 2018

BRADFORD J. BOSTON
AGE	62
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Compensation and Personnel Committee, Chair
Mr. Boston serves as a Director. Mr. Boston is currently the President and Chief Executive Officer of NetNumber Inc., a provider of next-generation centralized addressing, routing and database solutions to the global communications industry.  He was Senior Vice President of Global Government Solutions & Corporate Security Programs Office of Cisco Systems, Inc., a multinational technology company that designs, manufactures and sells networking equipment, from 2006 to 2012, where he was responsible for engineering, business development and advanced services groups in support of defense customers in the United States, NATO and elsewhere and led all Cybersecurity coordination efforts with various governments around the world.  Before that, he was Chief Information Officer of Cisco Systems, Inc. from 2001 to 2006.  He also held senior positions at Corio, Inc., Sabre Holdings Corporation, American Express Company and Visa International from 1993 to 2001. Mr. Boston currently serves on the Board of Directors of NetNumber Inc. Mr. Boston received a Bachelor’s degree from the University of Illinois.

Additional Qualifications:
Mr. Boston has extensive leadership and management experience in delivering technology solutions, including to defense industry customers. He has also served in various senior management positions at both public and private companies.

KENNETH W. HUNZEKER
AGE	63
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	None
Lieutenant General (Ret.) Kenneth W. Hunzeker serves as our Chief Executive Officer and President, and Director. Mr. Hunzeker previously served as Executive Vice President, Exelis and President of the Mission Systems business. Prior to his position with Exelis, he was the President and General Manager of ITT Mission Systems, ITT Corporation. Mr. Hunzeker joined ITT Corporation in September 2010 as Vice President, Government Relations for ITT Defense and Information Solutions after 35 years of distinguished service in the U.S. Army, most recently serving as Deputy Commander, United States Forces - Iraq. He was appointed President of the Mission Systems business in April 2011. Mr. Hunzeker is responsible for the management and overall operation of all facilities and projects of the Mission Systems business. Mr. Hunzeker has more than 20 years of defense community experience in program management, strategy development and finance and has worked with key decision makers within the Army, Department of Defense, Office of Management and Budget, and Congress. Mr. Hunzeker holds a Bachelor’s degree from the U.S. Military Academy at West Point and two Master’s degrees.

Additional Qualifications:
Mr. Hunzeker brings his perspective and experience as Chief Executive Officer and President of the Company. He has significant management and operational experience as a Lieutenant General with the U.S. Army, and has an extensive background and leadership in the government services sector.

CLASS I - DIRECTORS WHOSE TERMS EXPIRE IN 2018 (CONT.)

PHILLIP C. WIDMAN
AGE	61
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS	Audit Committee, Financial Expert; Compensation and Personnel Committee, Member
Mr. Widman serves as a Director. From 2002 to his retirement in 2013, Mr. Widman was Senior Vice President and Chief Financial Officer of Terex Corporation, a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries. From 2001 to 2002, he was an independent consultant, and from 1998 to 2001, he served as Executive Vice President and Chief Financial Officer of Philip Services Corporation, an integrated environmental and industrial service corporation. Prior to joining Philip Services Corporation, Mr. Widman spent 11 years at Asea Brown Boveri Ltd. and 12 years at UNISYS Corporation in various financial and operational capacities. Mr. Widman currently serves as a director of Sturm, Ruger & Co., Inc., where he is the Chairman of the Audit Committee and a member of the Risk Oversight Committee, and as a director of Harsco Corporation, where he is a member of the Audit Committee and the Management Development and Compensation Committee. He was a director of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011, where he served as a member of the Nominating and Governance Committee and Chairman of the Audit Committee. Mr. Widman received a BBA from the University of Michigan and an MBA from Eastern Michigan University.

Additional Qualifications:
Mr. Widman has an extensive financial and management background and has experience serving as a chief financial officer and senior executive of several companies. Mr. Widman has also served as a director of other public companies, including service as member and chair of several audit committees.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2016. Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2016 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of us and our shareholders. We expect that representatives of Deloitte will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2015.

The Audit Committee annually reviews and considers Deloitte’s performance of our Company’s audit. Among the performance factors reviewed are the following:

PERFORMANCE FACTORS REVIEWED INCLUDE DELOITTE'S:
• Independence	• Financial strength	• Peer review program
• Experience	• Industry insight	• Commitment to quality report
• Technical capabilities	• Leadership	• Appropriateness of fees charged
• Client service assessment	• Non-audit services	• Compliance and ethics programs
• Responsiveness	• Management structure	• Historical and recent performance, including extent and quality of the firm's communications with the Audit Committee
• Length of time engaged by the Company

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter. The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and our management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
For the year ended December 31, 2015, we paid Deloitte fees totaling $1,480,550, which are categorized below. Aggregate fees billed to us represent fees billed by the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	Fiscal Year Ended
	2015 ($)	2014 ($)
Audit Fees(1)	1,462,800	1,056,920
Audit-Related Fees(2)	8,250	15,000
Tax Fees(3)	9,500	N/A
All Other Fees(4)	N/A	N/A
Total(5)	1,480,550	1,071,920
(1)Fees for audit services billed in 2015 and 2014 consisted of:
•Audit of our annual consolidated financial statements;

•	Audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2015;
•Reviews of our quarterly financial statements; and
•Consents and other services related to SEC matters.
(2)Fees for audit-related services billed in 2015 and 2014:
•Performance of agreed-upon procedures relating to the proxy statement and annual incentive program.
(3)Fees for tax services, including tax compliance and tax planning, billed in 2015, consisting of:
•Tax return preparation services for non-U.S. returns.
(4)All Other Fees:
•No other fees were billed to Vectrus for services performed in 2015 or 2014.

(5)	Total fees for 2014 previously reported in the 2015 Proxy Statement have been updated to include $15,000 for audit-related fees. See note (2) above.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for permitted non-audit service-related work.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.
Professional services rendered for the audits of our consolidated and combined financial statements, statutory audits, reviews of our quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.
Employee benefit plan independent audits and preparation of tax returns for our defined contribution, defined benefit and health and welfare benefit plans, and preparation of the associated tax returns;

3.	Tax compliance and certain tax planning; and

4.	Accounting consultations and support related to new or existing accounting standards.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

We may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners or other significant audit partners and who have been involved with us in the independent audit, shall not be employed by us in any capacity for a period of two years after the termination of their activities on our account.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

PROPOSAL 3
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

We are requesting that shareholders approve the material terms of an amendment and restatement of the Vectrus, Inc. Annual Incentive Plan for Executive Officers (the "Annual Incentive Plan or "AIP") to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code (the "Code").

Section 162(m) places a limit of $1,000,000 on the amount that may be deducted in any year by a publicly-traded company for compensation paid to its principal executive officer and three other most highly-compensated executive officers other than the principal financial officer. There is an exception to this limit for certain performance-based compensation. Following a limited transition period that applies after a company first becomes subject to Section 162(m), awards will only qualify as performance-based compensation under Section 162(m) if, among other requirements, shareholders have approved certain material terms of the plan under which the awards are provided.

Obtaining shareholder approval is only one of several conditions that must be satisfied for awards under the Annual Incentive Plan to qualify as performance-based compensation, and the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, potentially with retroactive effect. Accordingly, it is possible that awards intended to qualify as performance-based compensation could be determined by the Internal Revenue Service not to so qualify. In addition, the Compensation and Personnel Committee (the “Compensation Committee”) may choose to provide awards under the Annual Incentive Plan that do not qualify as performance-based compensation.

If the material terms of the Annual Incentive Plan are not approved by our shareholders, we will not pay any compensation under the plan to our executive officers.

SUMMARY OF THE ANNUAL INCENTIVE PLAN
Following is a description of the Annual Incentive Plan, including the terms relating to eligibility, the limitation on the amount that can be paid with respect to an award to any one participant in any one year, and the performance measures that can be used. These are the material terms of the Annual Incentive Plan that must be approved by shareholders to satisfy the shareholder approval requirements of Section 162(m). The description of the Annual Incentive Plan is qualified in its entirety by the actual provisions of the Annual Incentive Plan, which is attached to this Proxy Statement as
Appendix A.

Plan History. Our Board of Directors and Exelis Inc., as the sole shareholder, previously adopted and approved the Annual Incentive Plan. The Annual Incentive Plan first became effective on September 27, 2014, following our spin-off from Exelis Inc. (the "Spin-off"). On October 6, 2015, the Annual Incentive Plan was amended and restated, effective as of January 1, 2016, by our Board of Directors to add a clawback provision and increase the change in control acquisition threshold from 20% of our outstanding shares to 30% of our outstanding shares. On February 26, 2016, our Board of Directors approved a further amendment and restatement of the Annual Incentive Plan, revising the list of performance measures that may be used for awards intended to qualify as performance-based compensation under Section 162(m), and replacing the accounting term "extraordinary nonrecurring," which is now obsolete, with "significant unusual or infrequently occurring," in the list of items for which performance goals or results may be adjusted if pre-approved by the Compensation Committee in a manner consistent with Section 162(m).

Purpose. The primary purpose of the Annual Incentive Plan is to provide incentive compensation in the form of short-term cash incentives for the achievement of specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. It is intended that awards under the Annual Incentive Plan may qualify as “performance-based compensation” for purposes of Section 162(m), if such qualification is desired and all applicable requirements for such qualification are satisfied.

Eligibility. The Annual Incentive Plan limits eligibility to our executive officers. For this purpose, the term “executive officers” is defined by reference to the definition of executive officer in Rule 3b-7 under the Exchange Act, which defines executive officers as the president, any vice president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy making functions for the Company. Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy-making functions for the Company. Currently, there are eight executive officers who would be eligible to be selected for participation in the Annual Incentive Plan. Not all individuals who are eligible to participate may actually receive awards under the Annual Incentive Plan. Our Compensation Committee selects from the eligible group those to whom awards will be made. The Compensation Committee determined that all executive officers would be selected for participation in the Annual Incentive Plan.

Plan Administration. The Annual Incentive Plan is administered and interpreted by our Compensation Committee. The Compensation Committee approves the Annual Incentive Plan’s participants, the applicable performance targets, and the other key terms of the awards. To the extent permitted by law and the provisions of the Annual Incentive Plan, the Compensation Committee may delegate to any officer or employee of the Company authority to administer and interpret procedural aspects of the Annual Incentive Plan.

Description of Awards. Incentive awards under the Annual Incentive Plan are based upon performance measured against pre-established performance targets over a specified performance period. The performance period used for awards is generally the calendar year; however, the Compensation Committee may approve a different period. Within the first 90 days of the applicable performance period or, if sooner, prior to the time 25% of the relevant performance period has elapsed, the Compensation Committee must establish, in writing, the performance targets applicable to each participant with respect to that performance period. The performance targets are based upon one or more performance measures and are expressed as an objective formula to be used in calculating the amount of the incentive award the participant will be eligible to receive at various levels of achievement. The terms of the awards may vary from year to year and from participant to participant. For a discussion of awards made to NEOs under the Annual Incentive Plan for 2015, see "Compensation Discussion and Analysis."

Performance Measures. Performance measures are based upon one or more of the following factors:

●	Backlog, including book to bill, total backlog, funded or unfunded	●	Cash flow, including operating cash flow and free cash flow	●	Earnings per share
●	Earnings, including earnings before or after interest, taxes, depreciation and/or amortization, net earnings	●	Economic Value Added ("EVA®")	●	Expense management
●	Expense targets, including SG&A or other allocated or indirect costs	●	Income measures, including net income (before or after taxes), operating income	●	Market Share
●	Net operating profit	●	Net sales growth	●	Operating efficiency ratios, including days sales outstanding, accounts payable to sales, inventory turns, working capital as a percent of sales.
●	Productivity ratios	●	Profit margins, including gross margins, operating margins	●	Return measures, including return on assets, return on net assets, return on capital, return on investment, return on invested capital, return on total capital, return on equity
●	Revenues, sales, organic revenue, new business wins	●	Stock price, including growth measures, total shareholder return

In the amendment and restatement of the Annual Incentive Plan approved by our Board of Directors on February 26, 2016, we removed (i) customer satisfaction, (ii) employee satisfaction and (iii) human resources metrics; added (a) backlog, including book to bill, total backlog, funded or unfunded and (b) new business wins (in the revenue metric); and revised or combined several other performance measures.

Performance may be measured by reference to our Company as a whole or to our specific businesses, our subsidiaries, operating groups, or operating units, as determined by the Compensation Committee, and may be expressed in the manner determined by the Compensation Committee, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of comparable companies or an index covering multiple companies.

All performance measures are to be objectively determinable and, to the extent they are expressed in standard accounting terms, will be measured according to generally accepted accounting principles, if applicable, as in existence on the date on which the applicable performance period is established and without regard to any changes in such principles after such date, unless the modification of a performance measure to take into account such a change is pre-established in writing at the time the performance measures are established in writing by the Compensation Committee or the modification would not affect the ability of the incentive award to qualify as performance-based compensation.

In establishing performance measures and related goals, and in calculating the degree of achievement, the Compensation Committee may include or exclude any of the following events that occur during a performance period if it provides for such inclusion or exclusion in a manner permitted under Section 162(m):

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization and restructuring programs;

•
any significant unusual or infrequently occurring items as described in Accounting Standards Codification (“ASC”) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

•	acquisitions or divestitures; and

•	foreign exchange gains and losses.

Incentive awards that are not intended to qualify as performance-based compensation for purposes of Section 162(m) may be based on the performance measures described above or other measures.

Certification of Awards. Following each performance period, the Compensation Committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled. In establishing performance targets and performance measures and in calculating the degree of achievement thereof, the Compensation Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Compensation Committee may not increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as performance-based compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the performance period. The Compensation Committee may increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as performance-based compensation.

Limitation on Award Amounts. The Annual Incentive Plan limits the amount that can be paid with respect to awards under the Annual Incentive Plan to any one participant in any one calendar year to $2,500,000. This limitation will not prevent payment of an incentive award upon a change in control event under the terms of the Annual Incentive Plan (defined in the Annual Incentive Plan as an “Acceleration Event”) in a calendar year prior to the calendar year it would otherwise be paid. For the definition of Acceleration Event, see "Payments Upon Termination or Change in Control - Change in Control Agreements."

Payment of Awards. If an award is earned, payment is made in cash as soon as practicable, and in any event no later than 2 1/2 months after the end of the performance period. In the event of death, payment may be made to the participant’s estate. Amounts payable may be prorated or eliminated, at the discretion of the Compensation Committee, in the event that the participant is not an employee on the last day of the performance period. The Annual Incentive Plan provides that, upon the occurrence of an Acceleration Event, payments will be made in cash promptly based on the greater of the target level for the award or the actual level of achievement of performance goals as of the date of the Acceleration Event.

Amendment and Termination of the Annual Incentive Plan. The Annual Incentive Plan may be amended or terminated by the Board, provided that, except as may be necessary to maintain an outstanding award’s qualification as performance based compensation under Section 162(m), no amendment that adversely affects outstanding awards may be made without the consent of the participant holding the award.

Indemnification. The Annual Incentive Plan provides that the Company will indemnify and hold harmless Compensation Committee members against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any act or omission in connection with the administration or interpretation of the Annual Incentive Plan, unless arising out of such person’s own fraud or bad faith.

Section 409A. The Annual Incentive Plan contains provisions regarding interpretation of the plan and compliance with Section 409A of the Code, to the extent applicable. The Annual Incentive Plan also provides that neither the Company nor any member of the Compensation Committee will have any liability to any participant if the Annual Incentive Plan or any award thereunder is subject to additional tax and/or penalties under Section 409A of the Code. Although it is not anticipated that awards under the Annual Incentive Plan will be subject to Section 409A, to the extent an award under the plan is determined to constitute deferred compensation subject to Section 409A of the Code (i) if the award is payable as a result of the participant’s termination of employment, the determination of whether the participant has experienced a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder, (ii) if such award is payable as a result of the participant’s termination of employment and the participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment would not be made until the earlier of (a) the expiration of the six-month period following the participant’s separation from service or (b) the date of the participant’s death, and (iii) such award will only be paid as a result of an Acceleration Event to the extent the Acceleration Event is also a change in control event for purpose of Section 409A of the Code.

Awards Subject to Clawback. Unless otherwise determined by the Compensation Committee, all awards granted and any related payments made under the Annual Incentive Plan are subject to the provisions of any clawback policy implemented by us, to the extent set forth in the policy and/or in any notice or agreement relating to an award or payment under the Annual Incentive Plan.

2016 Awards. The amounts that will be paid with respect to the calendar year 2016 annual incentive awards cannot be determined at this time, as the amounts earned will depend on performance in 2016, and the Compensation Committee may choose, in its sole discretion, to reduce the amounts earned.

Awards Contingent on Shareholder Approval. The terms of the annual incentive awards relating to performance in 2016 (payable in 2017) have been approved by the Compensation Committee. The awards for 2016 for our executive officers are conditioned upon shareholder approval of the amendment and restatement of the Annual Incentive Plan at the 2016 Annual Meeting (the "Contingent Awards"). Consequently, any amounts that may be earned under these Contingent Awards will only be paid under the Annual Incentive Plan if shareholders approve the amendment and restatement of the Annual Incentive Plan.

The following table sets forth the target and maximum award opportunities under the Contingent Awards.

Named Executive Officer (Current Position)	Target Award Opportunity ($)(4)	Maximum Award Opportunity ($)
Kenneth W. Hunzeker Chief Executive Officer and President	600,000	1,200,000

Matthew M. Klein Senior Vice President and Chief Financial Officer	211,250	422,500

Theodore R. Wright (1) (former) Executive Vice President and Chief Operating Officer	__	__

Janet L. Oliver Senior Vice President, Business Development	150,000	300,000

Charles A. Anderson Senior Vice President, IAM & Logistics Services	180,000	360,000

Michele L. Tyler Senior Vice President, Chief Legal Officer & Corporate Secretary	165,000	330,000

Executive Officers as a Group	1,701,250	3,402,500
Non-Executive Director Group (2)	__	__
Non-Executive Officer Employee Group (3)	__	__
(1)	Mr. Wright is not eligible for a 2016 AIP award.
(2)	Non-Executive Directors do not receive AIP awards.
(3)	Non-Executive Officer Employees do not receive AIP awards under this plan.
(4)	The approved 2016 AIP formula is based on performance measures and goals that will pay 97.5% of target for 100% achievement of the approved goals.

Board of Directors Recommendation. The Board believes that it is in the best interests of us and our shareholders to obtain shareholder approval of the amendment and restatement of the Annual Incentive Plan so that we are able to make awards under the Annual Incentive Plan that may qualify as performance-based compensation for purposes of Section 162(m). The Board is therefore asking the shareholders to approve, for purposes of Section  162(m), the amendment and restatement of the Annual Incentive Plan. Approval of the amendment and restatement of the Annual Incentive Plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. For this purpose, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS.

PROPOSAL 4
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. 2014 OMNIBUS INCENTIVE PLAN

We are requesting that shareholders approve an amendment and restatement of the Vectrus, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan").

On February 25, 2016, our Compensation Committee approved the amendment and restatement of the 2014 Plan, subject to approval by our shareholders at the 2016 Annual Meeting. The primary purpose of the amendment and restatement is to increase the number of shares that may be issued after December 31, 2014 pursuant to "full value" awards under the 2014 Plan from 430,000 shares to 930,000 shares. Full value awards are awards other than stock options and stock appreciation rights, such as restricted stock, restricted stock units, and performance shares, where the value of the award is tied to the value of a full share. We include a separate limit for full value awards because full value awards are more dilutive than stock options and stock appreciation rights, and we want our shareholders to know how many of the total shares available for issuance under the 2014 Plan may be issued in the form of full value awards.
As of March 10, 2016, of the 430,000 shares initially available for full value awards after December 31, 2014, there were approximately 207,000 shares available for future full value awards, and approximately 358,000 full value awards outstanding. Based on our grant practices since our Spin-off from Exelis, and assuming future grant practices are consistent with past practice, we expect that the 500,000 share increase to the full value award limit provided for in the amendment and restatement of the 2014 Plan would allow us to continue granting full value awards for approximately five years. If the amendment and restatement is not approved by our shareholders at the 2016 Annual Meeting, we anticipate using all of the current full value award reserve within two years.

As of March 10, 2016, there were approximately 1.37 million shares remaining available for issuance pursuant to future awards under the 2014 Plan, of which 707,000 would be available for full-value awards under the amended plan. The amendment and restatement of the 2014 Plan does not increase the overall limit on the number of shares that may be issued under the 2014 Plan. As of March 10, 2016, 573,000 stock options, with a weighted average exercise price of $19.37 per share were outstanding with a weighted average remaining term of 8.0 years. The closing price of a share of our common stock on the New York Stock Exchange on March 10, 2016 was $20.04 per share.

Additional changes made in the amendment and restatement of the 2014 Plan include the following:

•	Updating the list of performance measures that may be used for awards intended to qualify as performance-based compensation under Section 162(m) of the Code (see Proposal 3 above);

•
Clarifying in the share counting provisions that shares tendered in satisfaction of the tax withholding obligations or an option exercise price, and shares repurchased by the Company with proceeds collected in connection with the exercise of stock options will not be added back to the 2014 Plan’s share reserve;

•
Revising the change in control provision to preclude award agreements that provide for acceleration of vesting or payout of an award unless there is both a change in control event (defined as an “Acceleration Event” in the 2014 Plan) and a qualifying termination of employment or service; and

•	Limiting the Compensation Committee's authority to accelerate vesting, distribution or payout of an award to situations in connection with certain adjustments, death, disability or change in control. (See "Adjustment, Change in Control and Amendments" below.)

We are also seeking shareholder approval of the amendment and restatement of the 2014 Plan to satisfy the shareholder approval requirement under Section 162(m) of the Code, so that we may continue to grant awards that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). As noted above under Proposal 3, Section 162(m) generally does not allow a publicly-held company to obtain tax deductions for compensation of more than $1 million paid in any year to its principal executive officer and the three other most highly-compensated executive officers other than the principal financial officer, unless the compensation qualifies as performance-based compensation under Section 162(m).

Obtaining shareholder approval of the amendment and restatement of the 2014 Plan is only one of several conditions that must be satisfied for awards under the 2014 Plan to qualify as performance-based compensation, and the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, potentially with retroactive effect. Accordingly, it is possible that awards intended to qualify as performance-based compensation could be determined by the Internal Revenue Service not to so qualify. In addition, the Compensation Committee may choose to provide awards under the 2014 Plan that do not qualify as performance-based compensation.

If the amendment and restatement of the 2014 Plan is not approved by our shareholders, the terms of the 2014 Plan in effect as of October 6, 2015 will continue in existence (without the amendments noted above), and we will not be able to grant future awards under the 2014 Plan that qualify for the performance-based compensation exception under Section 162(m). Additionally, the total shareholder return (TSR) awards granted in 2016 to the executive officers identified in the table at the end of this proposal, which awards are contingent upon shareholders approving the amendment and restatement of the 2014 Plan, will be forfeited.

Other than the 2014 Plan, we currently have no other plan that provides for grants of equity-based awards to our employees or directors.

SUMMARY OF THE 2014 PLAN
Following is a description of the 2014 Plan, as amended and restated, including certain provisions of the 2014 Plan that are intended to satisfy the requirements of Section 162(m) of the Code. The description of the 2014 Plan is qualified in its entirety by the actual provisions of the 2014 Plan, which is attached to this Proxy Statement as Appendix B.

KEY FEATURES DESIGNED TO PROTECT SHAREHOLDERS' INTERESTS
The 2014 Plan’s design reflects our commitment to strong corporate governance and the desire to preserve shareholder value, as demonstrated by the following 2014 Plan features:

Administration by an Independent Committee. Awards to executive officers are administered by our Compensation Committee, which is composed entirely of independent Directors who meet the SEC and NYSE standards for independence.

Minimum Vesting Period. The 2014 Plan generally requires a minimum vesting period of one year for awards to employees on or after October 6, 2015. Our regular award agreements for employee grants of restricted stock units and stock options provide for vesting in equal annual installments over three years.

No Evergreen Feature. The maximum number of shares available for issuance under the 2014 Plan is fixed and cannot be increased without shareholder approval.

Repricing Prohibited. Shareholder approval is required for any repricing, replacement, or buyout of underwater awards.

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price no less than the closing price of stock on the date the award is granted and a term no longer than ten years.

Limits on Awards to Participants. The 2014 Plan limits the size of awards that may be granted during any one year to any one participant.

Award Design Flexibility. Different kinds of awards may be granted under the 2014 Plan, giving us the flexibility to design our long-term incentives to complement the other elements of compensation and to support our attainment of strategic goals.

Performance-Based Awards. The 2014 Plan permits the grant of performance-based stock awards that are payable upon the attainment of specific performance goals.

Double Trigger Vesting on Change in Control. If the amendment and restatement of the 2014 Plan is approved by our shareholders, the 2014 Plan will expressly preclude award agreements that provide single trigger vesting upon a change in control, which is consistent with the terms of the awards we have granted since October 6, 2015, that require both a change in control and a termination of employment or service in order to accelerate vesting.

Awards are Subject to Clawback. Awards and related payments under the 2014 Plan are subject to recoupment or clawback under certain circumstances.

No Tax Gross Ups. The 2014 Plan does not include any tax gross up provisions.

Plan History. Our Board of Directors and Exelis Inc., as the sole shareholder, previously adopted and approved the 2014 Plan. The 2014 Plan first became effective on September 27, 2014, following our Spin-off from Exelis Inc. On October 6, 2015, the 2014 Plan was amended and restated to add a clawback provision, increase the acquisition threshold for an Acceleration Event from 20% of our outstanding shares to 30% of our outstanding shares, and make several minor clarifying changes. For the definition of Acceleration Event, see "Payments Upon Termination or Change in Control - Change in Control Agreements." On February 25, 2016, our Compensation Committee approved the amendment and restatement of the 2014 Plan as described in this proposal, subject to shareholder approval at the 2016 Annual Meeting. If the amendment and restatement of the 2014 Plan is approved by our shareholders, it will become effective on the date of the 2016 Annual Meeting.

Purpose. The purpose of the 2014 Plan is to advance our interests by providing an incentive program that will enable us to attract, retain, and motivate employees and Directors upon whose judgment, interest and efforts our success depends, and to provide them with an equity interest in the Company in order to motivate superior performance.

Eligibility. As of January 1, 2016, we had approximately 6,000 employees and eight Non-Management Directors. All of our employees and Directors and the employees of our subsidiaries and other affiliates are eligible to be selected to receive awards under the 2014 Plan. All of our Non-Management Directors receive awards under the 2014 Plan. Because the 2014 Plan provides for broad discretion in selecting participants and in making awards, the total number of employees who will be selected to receive awards under the 2014 Plan cannot be determined at this time. The basis for selection to receive an award under the 2014 Plan may include factors such as whether the receipt of an award would help us motivate and retain the employee and whether we believe receipt of an award would drive superior performance.

Plan Administration. The 2014 Plan is administered by the Compensation Committee. The Compensation Committee interprets the terms and intent of the 2014 Plan and determines who is eligible to receive awards under the 2014 Plan. The Compensation Committee may adopt rules, regulations and guidelines for administering the 2014 Plan and may delegate administrative duties to one or more of its members or to one or more agents or advisors. Additionally, the Compensation Committee may, by resolution, authorize one or more of our officers to designate who can receive awards and the size of the awards, except that the Compensation Committee may not delegate these responsibilities to any officer for awards granted to an employee that is considered one of our elected officers, or to the extent it would unintentionally cause awards not to qualify as performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Compensation Committee may only accelerate the vesting, distribution or payout of an award in connection with certain adjustments, death, disability or an Acceleration Event. (See "Adjustment, Change in Control and Amendments" below.)

Shares Authorized, Shares Available for Issuance and Limits on Awards. Subject to adjustments as provided in the 2014 Plan in connection with certain restructuring and other significant events that change the value of our stock, the number of shares of our common stock that may be issued pursuant to awards under the 2014 Plan is 2,625,000 shares. As noted above, we are not currently recommending any increase in the total number of shares of our common stock that may be issued under the 2014 Plan. All of the shares available for issuance under the 2014 Plan may be used pursuant to incentive stock options.

The 2014 Plan contains a separate limit on the number of shares that can be issued with respect to “full value awards,” which includes restricted stock, restricted stock units and other awards other than stock options and stock appreciation rights. The amendment and restatement of the 2014 Plan increased the total number of shares available for issuance under the 2014 Plan as full value awards, after December 31, 2014, from 430,000 shares to 930,000 shares.

Individual award limits apply to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted to an individual during any one year is 800,000. The maximum number of shares with respect to restricted stock, restricted stock units or other awards that may be granted to an individual during any one year is 430,000. The maximum cash that may be payable with respect to other awards granted to an individual in any one year is $6 million. The maximum aggregate value of cash dividends (other than large, nonrecurring cash dividends) or dividend equivalents that any individual may receive pursuant to awards in any one year is $1.5 million.

Upon the exercise of a stock-settled stock appreciation right or net-settled option granted under the 2014 Plan, the number of shares subject to the award (or portion of the award) that is then being exercised shall be counted against the maximum aggregate number of shares that may be issued under the 2014 Plan on the basis of one share for every share subject thereto, regardless of the actual number of shares issued upon exercise. Any shares withheld (or, with respect to restricted stock, returned) in satisfaction of tax withholding obligations shall be counted as shares issued. Shares tendered in satisfaction of tax withholding obligations or a stock option exercise price or repurchased by the Company with proceeds collected in connection with the exercise of outstanding stock options may not be added back to the maximum aggregate number of shares that may be issued under the 2014 Plan.

No shares were transferred from any prior plan to the 2014 Plan. Shares of our common stock that are subject to outstanding awards granted in replacement of awards originally granted under a prior plan maintained by Exelis Inc. (defined as "Converted Awards" in the 2014 Plan) are not considered available for grants. Shares that are subject to any awards under the 2014 Plan, including Converted Awards, that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of common stock, or are exchanged with the Compensation Committee's permission for awards not involving shares of common stock will be available again for grant under the 2014 Plan.

Description of Awards. Stock-based compensation will typically be issued in consideration for the performance of services to us and our subsidiaries and other affiliates. The 2014 Plan provides for a number of forms of stock-based compensation. The Compensation Committee may award stock options, stock appreciation rights, restricted stock, restricted stock units and other awards as described below.

Stock Options. The Compensation Committee can award incentive stock options, which are intended to comply with Section 422 of the Code, or nonqualified stock options, which are not intended to comply with Section 422 of the Code. The Committee determines the terms of the stock options, including the period during which the stock options may be exercised, which may not exceed ten years, and the exercise price of the stock options, which may not be less than the fair market value of the underlying shares of common stock on the date the stock option is granted. Subject to the specific terms of the 2014 Plan, the Compensation Committee has discretion to set any additional limitations on stock option grants as it deems appropriate.

Each stock option award agreement sets forth the extent to which the participant will have the right to exercise the stock option following termination of the participant’s employment or service as a Director. The termination provisions are determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a Director, subject to the terms of the 2014 Plan.

Upon the exercise of a stock option granted under the 2014 Plan, the exercise price is payable in full either in cash or its equivalent, tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price, broker-assisted cashless exercise, net exercise, a combination of the foregoing or by any other method approved by the Compensation Committee in its sole discretion.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. In any case, the form of payment of a stock appreciation right will be determined by the Compensation Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem, the Compensation Committee will determine the number of shares of common stock covered by, and the exercise period for, the stock appreciation right.

The 2014 Plan provides that a stock appreciation right’s base price may not be less than the fair market value of the underlying shares of common stock on the date the stock appreciation right is granted.

Upon exercise of the stock appreciation right, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the fair market value of one share of the stock on the grant date, multiplied by the number of shares of stock covered by the stock appreciation right exercise. If granted in tandem with an option, a stock appreciation right’s exercise period may not exceed that of the option.

The participant may exercise a tandem stock appreciation right when the option is exercisable, surrender the option, and receive on exercise an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the option exercise price, multiplied by the number of shares of stock covered by the stock appreciation right exercise.

Each stock appreciation right award agreement will set forth the extent to which the participant will have the right to exercise the stock appreciation right following termination of the participant’s employment or service as a Director. The termination provisions will be determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a Director, subject to the terms of the 2014 Plan.

Restricted Stock. The Compensation Committee is also authorized to award shares of restricted common stock under the 2014 Plan upon such terms and conditions as it may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted and such other provisions as the Compensation Committee determines, subject to the terms of the the 2014 Plan. Although participants may have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants may also receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, will determine how such dividends are to be paid.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment or service as a Director.

Restricted Stock Units. The Compensation Committee is also authorized to award restricted stock units (also referred to as "RSUs") under the 2014 Plan upon such terms and conditions as it establishes. The award agreement will specify the period(s) of restriction, the number of RSUs granted and such other provisions as the Compensation Committee determines, subject to the terms of the 2014 Plan. The participants have no voting rights with respect to the RSUs and do not have the right to sell or otherwise transfer the units during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants may receive credit for dividends or dividend equivalents on their restricted stock units and the Compensation Committee, in its discretion, will determine how such credits for dividends or dividend equivalents on restricted stock units are to be paid.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of the participant’s employment or service as a Director. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all awards of restricted stock units issued under the 2014 Plan and may reflect distinctions based on reasons for termination of employment or service as a director.

Other Awards. The Compensation Committee may grant other awards which may include, without limitation, unrestricted shares, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, service conditions or other goals established by the Compensation Committee and the payment of shares in lieu of cash under other incentive or bonus programs. Payment under or settlement of any such other awards shall be made in such manner at such times and subject to such terms and conditions as the Compensation Committee may determine.

Performance Measures. The Compensation Committee may grant awards under the 2014 Plan subject to the attainment of goals with respect to any of the following performance measures:

●	Backlog, including book to bill, total backlog, funded or unfunded	●	Cash flow, including operating cash flow and free cash flow	●	Earnings per share
●	Earnings, including earnings before or after interest, taxes, depreciation and/or amortization, net earnings	●	Economic Value Added ("EVA®")	●	Expense management
●	Expense targets, including SG&A or other allocated or indirect costs	●	Income measures, including net income (before or after taxes), operating income	●	Market Share
●	Net operating profit	●	Net sales growth	●	Operating efficiency ratios, including days sales outstanding, accounts payable to sales, inventory turns, working capital as a percent of sales.
●	Productivity ratios	●	Profit margins, including gross margins, operating margins	●	Return measures, including return on assets, return on net assets, return on capital, return on investment, return on invested capital, return on total capital, return on equity
●	Revenues, sales, organic revenue, new business wins	●	Stock price, including growth measures, total shareholder return

In the amendment and restatement of the 2014 Plan approved by our Compensation Committee on February 25, 2016, we removed (i) customer satisfaction, (ii) employee satisfaction, and (iii) human resources metrics; added (a) backlog, including book to bill, total backlog, funded or unfunded, (b) expense management; (c) market share and (d) revenues, sales, organic revenue and new business wins; and revised or combined several other performance measures.

All performance measures are to be objectively determinable and may be measured solely on our or an affiliate's performance, on a business unit basis, or a combination thereof. Performance measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a group of comparator companies, or published or special index that the Compensation Committee selects. The Compensation Committee may also compare the Company’s stock price to various stock market indices. The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization and restructuring programs;

•
any significant unusual or infrequently occurring items as described in ASC 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year;

•	acquisitions or divestitures; and

•	foreign exchange gains and losses.

Subject to the individual and 2014 Plan limits described herein, the number of performance-based awards granted to any participant in any year is determined by the Compensation Committee in its sole discretion. The Compensation Committee may reduce, but not increase, the value of a performance-based award.

Adjustment, Change in Control and Amendments. The 2014 Plan provides for appropriate adjustments in the number and kind of shares that may be issued under the 2014 Plan and that are subject to outstanding awards, the individual award limits in the 2014 Plan, and the exercise price of options and the grant price of stock appreciation rights, in the event of restructuring events and certain other events that change the value of our stock, such as a merger, reorganization, stock split, stock dividend, recapitalization through a large, non-recurring cash dividend, spin off or other similar event.

The Compensation Committee specifies in each participant’s award agreement the treatment of outstanding awards upon an Acceleration Event. Our award agreements for awards granted on or after October 6, 2015 provide that acceleration of vesting occurs only if both an Acceleration Event and a termination of employment or service occur.

If the amendment and restatement of the 2014 Plan that was approved by our Compensation Committee on February 25, 2016 is approved by our shareholders at the 2016 Annual Meeting, the 2014 Plan will expressly preclude award agreements that provide for acceleration of vesting or payout of an award unless there is both an Acceleration Event and a qualifying termination of employment or service.

Subject to certain conditions, including maintenance of the minimum vesting provision below, the 2014 Plan may be modified or amended by the Compensation Committee at any time and for any purpose which the Compensation Committee deems appropriate, except that no amendment can adversely affect any outstanding awards in a material way without the affected award holder’s consent. Except for adjustments made in connection with events described above, the exercise price of stock options and the grant price of stock appreciation rights issued under the 2014 Plan may not be reduced without the approval of shareholders.

Minimum Vesting Period. The 2014 Plan provides that awards granted to employees on or after October 6, 2015 require a minimum vesting period of one year, except in the event of the death, disability or, for awards granted prior to May 13, 2016, retirement of the employee, a Converted Award or replacement of an award, or in connection with an adjustment or an Acceleration Event. Notwithstanding the foregoing, the Committee may grant awards without the above-described minimum vesting requirements, or may permit or authorize acceleration of awards otherwise subject to these minimum vesting requirements, with respect to awards covering 5% or fewer of the total number of shares authorized under the 2014 Plan. Our regular award agreements for employee grants of restricted stock units and stock options provide for vesting in equal annual installments over three years.

Nontransferability. Unless otherwise determined by the Compensation Committee and provided in a participant’s award agreement, awards may not be assigned or transferred by a 2014 Plan participant except by will or by the laws of descent and distribution, and any stock option or stock appreciation right is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. Nonqualified stock options and stock appreciation rights may not be transferred for value or consideration.

Section 162(m). Section 162(m) of the Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the 2014 Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must approve the material terms of the performance goals of the 2014 Plan. To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the 2014 Plan every five years.

Approval of the amendment and restatement of the 2014 Plan by our shareholders at the 2016 Annual Meeting will be deemed to constitute approval of the material terms of the performance goals under the 2014 Plan for purposes of Section 162(m). The material terms of the performance goals include the persons eligible to participate in the 2014 Plan, as described under the heading “Eligibility” above, the performance measures upon which performance awards will be based, as described under the heading “Performance Measures” above, and the maximum shares or cash value of awards that may be granted to an individual in any one year, as described under the heading “Individual Limits” above.

Duration of the 2014 Plan.  Subject to the Compensation Committee’s right to terminate the 2014 Plan earlier, the 2014 Plan will remain in effect until all shares subject to the 2014 Plan have been purchased or acquired.

Federal Income Tax Consequences. The following discussion covers some of the United States federal income tax consequences with respect to awards that may be granted under the 2014 Plan. It is a brief summary only. Participants should consult with their tax advisors for a complete statement of all relevant federal tax consequences. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the 2014 Plan.

FEDERAL INCOME TAX CONSEQUENCES - PARTICIPANTS

Options. A 2014 Plan participant will not recognize income for federal income tax purposes when incentive stock options are granted or exercised. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition exceeds the option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

The exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

With respect to nonqualified stock options, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the stock option exercise price.

Upon a subsequent disposition of the shares received from the exercise of an option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Stock Appreciation Rights.  The recipient of a grant of stock appreciation rights will not realize taxable income on the date of such grant. Upon the exercise of a stock appreciation right, the recipient will realize ordinary income equal to the amount of cash or fair market value of stock received.

Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant.

Restricted Stock Units. A participant holding restricted stock units will, at the time the restricted stock units vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting.

Other Awards.  The tax consequences of other awards will depend upon the terms and conditions of such awards as determined by the Compensation Committee. However, a participant holding other awards will generally realize ordinary income in an amount equal to the fair market value of the shares or cash received at the time of payment of shares or cash.

Federal Tax Consequences - Vectrus, Inc. In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to a participant as ordinary income, except to the extent prohibited by Section 162(m). To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.

Section 162(m). As described above, under Section 162(m), compensation paid to covered employees in excess of $1 million for any taxable year generally is not deductible by us unless such compensation qualifies as performance-based compensation, which requires, among other things, that the compensation is paid pursuant to a plan, the material terms of which have been approved by our shareholders. Generally, a covered employee under Section 162(m) means the principal executive officer and our three other highest compensated executive officers, other than our principal financial officer, as of the last day of the applicable tax year.

It is presently anticipated that the Compensation Committee will at all times consist of outside directors as required for purposes of Section 162(m), and that the Compensation Committee will take the effect of Section 162(m) into consideration in structuring plan awards.

Awards Subject to Clawback. Unless otherwise determined by the Compensation Committee, all awards and any related payments made under the 2014 Plan are subject to the provisions of any clawback policy implemented by the Company, to the extent set forth in the policy and/or in any notice or agreement relating to an award or payment under the 2014 Plan.

Future Plan Benefits. The future benefits that will be received under the 2014 Plan by particular individuals or groups are not determinable at this time.

Awards Subject to Shareholder Approval. The TSR awards granted in March 2016 (covering the 2016-2018 performance period) to the executive officers identified in the table below have been approved by our Compensation Committee, but their awards are conditioned upon shareholder approval of the amendment and restatement of the 2014 Plan. Consequently, these awards will be forfeited if shareholders do not approve this Proposal 4.

The following table sets forth the target and maximum amounts that could be earned under the 2016 TSR awards.

Named Executive Officer (Current Position) (1)	Target TSR Award Opportunity ($)	Maximum TSR Award Opportunity (200% of Target) ($)
Kenneth W. Hunzeker Chief Executive Officer and President	450,000	900,000

Matthew M. Klein Senior Vice President and Chief Financial Officer	205,000	410,000

Janet L. Oliver Senior Vice President, Business Development	125,000	250,000

Charles A. Anderson Senior Vice President, IAM & Logistics Services	125,000	250,000

Michele L. Tyler Senior Vice President, Chief Legal Officer & Corporate Secretary	110,000	220,000

Executive Officers as a Group (1)	1,302,500	2,605,000
Non-Executive Officer Employee Group (2)	230,000	460,000
(1)Mr. Wright is not eligible for the 2016 awards.

(2)	These awards are not conditioned upon shareholder approval of the amendment and restatement of the 2014 Plan.

Board of Directors Recommendation. Under the laws of the State of Indiana, this matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law. Approval of the material terms of the amendment and restatement of the 2014 Plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. For this purpose, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE VECTRUS, INC. 2014 OMNIBUS PLAN.

PROPOSAL 5
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act of 1934, as amended (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The text of the resolution in respect of Proposal No. 5 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following key objectives:

•
align executive and shareholder interests by providing incentives linked to our revenue, earnings per share, free cash flow and return on invested capital; as well as TSR relative to the Aerospace and Defense companies in the S&P 1500 Index;

•	achieve long-term shareholder value creation without undue business risk;

•	create a link between an executive's compensation and his or her individual contribution and performance;

•	attract, motivate and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the industry in which we operate; and

•
maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the industry in which we operate and other comparable companies.

While the results of the vote are not binding on the Board of Directors but are only advisory in nature, the Board of Directors intends to carefully consider the results of the vote. The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2017 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2015.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (Millions)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Millions)
Equity Compensation Plans Approved by Securities Holders (1)(2)	0.84 (3)	19.25 (4)	1.58 (5)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	0.84	19.25	1.58

(1)
Equity compensation plans approved by shareholders include the ITT 2003 Equity Incentive Plan, the Amended and Restated Exelis 2011 Omnibus Incentive Plan and the 2014 Plan, which were approved by Exelis Inc. as the sole shareholder of Vectrus prior to the Spin-off.

(2)
Since the approval of the 2014 Plan currently in effect, no additional awards, including awards of restricted stock, will be granted under the plans referred to in footnote (1) above, except the 2014 Plan. Under the 2014 Plan currently in effect, restricted stock units may be awarded up to a maximum aggregate grant of 430,000 shares or units in any one plan year to any one participant (see Proposal 4).

(3)
The weighted-average remaining contractual life of the total number of outstanding options was 7.92 years as disclosed in Note 14 to the Consolidated and Combined Financial Statements in the Company’s 2015 Annual Report on Form 10-K. Vectrus has restricted stock unit awards outstanding covering 0.35 million shares as of December 31, 2015. When added to the 0.49 million options outstanding, Vectrus has awards outstanding as of December 31, 2015 covering a total of 0.84 million shares.

(4)	The weighted-average exercise price pertains only to 0.49 million of outstanding options and excludes outstanding restricted stock units.

(5)
As of December 31, 2015, the number of shares of common stock available for future issuance under the 2014 Plan with respect to options and restricted stock unit awards was approximately 1.58 million shares, which is included in the total above.

INFORMATION ABOUT THE BOARD OF DIRECTORS

STRUCTURE OF THE BOARD OF DIRECTORS
Our Amended and Restated Articles of Incorporation provide that the Vectrus Board of Directors is divided into three classes that are as nearly equal in number as possible. The current terms of the Class I, Class II and Class III Directors will expire at the Annual Meeting of Shareholders in 2018, 2016 and 2017, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each term, Directors will subsequently serve three-year terms if they are renominated and reelected. The Class II Directors nominated for a three-year term are Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore. The Class I Directors are Bradford J. Boston, Kenneth W. Hunzeker and Phillip C. Widman and the Class III Directors are William F. Murdy, Melvin F. Parker and Stephen L. Waechter.

The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of Directors, remain in the best interests of the Company, its shareholders and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2014 when Vectrus became an independent, publicly traded company, provides important governance benefits, including stability and continuity in the leadership of the business and affairs of the Company. A classified board also allows Vectrus, as a relatively new public company, to focus on its long-term growth strategies and commitment to long-term shareholder value. The Board also recognizes the benefit of providing our shareholders an opportunity to vote on the performance of all our directors on an annual basis. However, after careful consideration, the Board believes that, at this time, with a relatively new Board, the Company will continue to benefit from the classified board structure, but will review this structure each year for appropriateness.

During 2015, the Vectrus Board of Directors held a total of six meetings. Additionally in 2015, nine meetings of the Audit Committee, seven meetings of the Nominating and Governance Committee and five meetings of the Compensation and Personnel Committee were held. All Directors attended 100% of all meetings of the Vectrus Board and standing Committees on which they served. In conjunction with the regular meetings, those Directors who are not employees of Vectrus met privately (without management) following each Board meeting during the year. The Non-Executive Chairman presides over these private meetings. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareholders. Eight of our nine Directors attended the 2015 Annual Meeting of Shareholders. For 2016, the Board has scheduled five regular meetings.

DIRECTOR INDEPENDENCE
The Company’s Corporate Governance Principles require that a majority of the Directors must be independent directors. Additionally, the Company’s Non-Management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The Charters of the Audit, Compensation and Personnel and Nominating and Governance Committees require all members of those committees to be independent directors, subject to any applicable transition periods, in accordance with the rules of the NYSE.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to independence for each Director, including the Class II Directors standing for election, prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting of Shareholders. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2016, the Board considered whether there were any regular commercial sales and payments in the ordinary course of business to companies where any of the Directors serve as an employee, executive officer or director, as well as whether there were any charitable contributions with respect to each of the Non-Management Directors, including the Class II Directors standing for election at the Company’s 2016 Annual Meeting of Shareholders. The Board determined that there were no such sales to Vectrus or purchases by Vectrus.

In no instance was a Director a current employee, nor was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board determined that there were no Company charitable contributions to any non-profit organizations affiliated with any of the Non-Management Directors. Accordingly, no contribution exceeded the greater of $1 million or 2% of the consolidated gross revenues of any non-profit organization. In addition, with respect to each Non-Management Director, Vectrus made no contribution of $120,000 or greater to any charitable or non-profit organization. The Board also considered that there were no contributions to any nonprofit organization, charity or private foundation over $10,000 requiring approval under the Company's Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. (See "Charitable Contribution Conflict of Interest Policy.")

In affirmatively determining the independence of Directors who serve on the Compensation Committee, the Board also considered other factors it considered relevant to determining whether any such Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including among other things, the source of compensation of each such Director, including any consulting, advisory or other compensatory fees paid by the Company, and whether the Director has an affiliate relationship with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Based on its review, the Board of Directors has affirmatively determined, after considering all relevant facts and circumstances, that each of Messrs. Boston, Giuliano, Murdy, Parker, Pillmore, Waechter and Widman, and Ms. Howell is independent and none has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation and Nominating and Governance Committees meet NYSE corporate governance rules and independence standards for listed companies, which is also the independence standard for Directors as set forth in the Company’s Corporate Governance Principles. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Mr. Hunzeker is the Chief Executive Officer and President of Vectrus and is not an independent Director.

Each of Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore, the Directors standing for election at the 2016 Annual Meeting of Shareholders, is independent.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS
The Board of Directors sets policy for Vectrus and advises and counsels the Chief Executive Officer and the Executive Officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that, among other things:

•	the Company’s business is conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•
the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans, capital, research and development budgets are reviewed and approved.

CORPORATE GOVERNANCE PRINCIPLES
The Board of Directors has adopted the Corporate Governance Principles and Charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors of the Company has determined that the Chairman should be a non-executive Chair, to provide additional guidance, advice, and counsel and to allow the Chief Executive Officer and President to focus on managing Vectrus businesses and strategy. The non-executive Chair presides at regularly scheduled private sessions of the non-management Directors and, with input from the Chief Executive Officer, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the Vectrus Board of Directors) in addition to service on their own board, and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Vectrus Board of Directors). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://investors.vectrus.com/govdocs. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

LEADERSHIP STRUCTURE
The Board of Directors believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. To that end, although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, we believe that having a separate Chairman whose sole job is to lead the Board allows our Chief Executive Officer and President to focus his time and energy on running the day-to-day operations of our Company. The Board believes that the Company’s current leadership structure does not adversely affect the Board’s role in risk oversight of the Company.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Interested parties, including shareholders, may contact the Non-Executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Non-Executive Chairman,” “Outside Directors,” “Board of Directors,” or with the name of the Board Committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Vectrus, Inc. 655 Space Center Drive, Colorado Springs, CO, 80915, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

BOARD AND COMMITTEE ROLES IN RISK OVERSIGHT
The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including risk mitigation processes. The Head of Internal Audit has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitors financial liquidity and financing risk. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

ANNUAL DIRECTOR EVALUATIONS
As required by our Corporate Governance Principles, the Board annually assesses its performance. In addition, each Committee conducts an annual assessment of its performance pursuant to its Charter. The Nominating and Governance Committee oversees and administers the annual performance evaluation process, including review and oversight of the appropriate methods, tools and questions used for conducting the evaluations of the performance of the Board, each Committee and members of the Board. In 2015, detailed anonymous surveys were used for the first evaluations conducted following the Spin-off of the Company less than a year earlier. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the Committees and individuals and suggested areas for improvement. The Nominating and Governance Committee reviews the results of the assessments, including comments provided, and shares them with the Chairman of the Board and each Committee chair. The Board and each Committee then reviews and discusses the specific results and any actions needed based on this feedback.

The Nominating and Governance Committee will evaluate the appropriateness of the methods, tools, questions and focus to be used in future annual evaluations and the specific needs at the time. As result, the methods, tools, questions and focus may vary in the future.

DIRECTOR SELECTION, COMPOSITION AND DIVERSITY
Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, the Vectrus Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience.

On an annual basis, the Board of Directors assesses whether the mix of Directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee at a minimum must meet the requirements of the Corporate Governance Principles.

The Board of Directors believes that the Company’s Directors, in the aggregate, provide the broad range of personal characteristics, attributes and experiences appropriate for the Company. When it has a vacancy to fill, the Board of

Directors will consider diverse candidates for membership on the Board and include diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee will consider whether and to what extent a candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that the Vectrus businesses and operations are diverse and global in nature.

In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and, if deemed necessary by the Nominating and Governance Committee, candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Corporate Governance Principles provide that no Director shall stand for reelection after he or she has reached the age of 72, although a waiver of the limitation may be granted by the full Board. Although Mr. Murdy is not up for reelection this year, the full Board, upon the recommendation of the Nominating and Governance Committee, granted a waiver to this age limitation in connection with its annual review of his qualifications for continued Board service based on his strong industry background and extensive management and leadership experience as chairman and chief executive officer of several public companies, as well as the importance of continuity of leadership.

The Nominating and Governance Committee will identify Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above and the other requirements for nomination (See the Nominating and Governance charter at http://investors.vectrus.com/Cache/1500079635.PDF?O=PDF&T=&Y=&D=&FID=1500079635&iid=4649403). The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

NON-MANAGEMENT DIRECTOR COMPENSATION
Non-Management Director compensation is determined by our Board of Directors with the assistance of its Nominating and Governance Committee. Non-Management Director compensation was last reviewed in 2014 in connection with the Company's Spin-off from Exelis. In support of the Board’s review, Pay Governance LLC (“Pay Governance” or the “Compensation Consultant”) compared Non-Management Director compensation components and total Non-Management Director compensation paid with Director compensation components and total Director compensation paid for a sample of aerospace and defense companies with median revenue comparable to Vectrus’ revenue.

Upon the recommendation of Pay Governance and after review by the Vectrus Compensation Committee, the Vectrus Nominating and Governance Committee recommended, and the full Board of Directors of Vectrus approved, a total annual compensation level of $150,000 for Vectrus Non-Management Directors comprised of $75,000 in cash and $75,000 in restricted stock units for the full-year tenure. The full-year tenure runs from the date of the Annual Meeting of Shareholders to the day prior to the next Annual Meeting of Shareholders. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee Chair in the amount of $15,000, and a cash payment of $10,000 for each of the Compensation Committee Chair and the Nominating and Governance Committee Chair. The Non-Executive Chairman of the Board receives an additional $100,000, comprised of $50,000 in cash and $50,000 in restricted stock units for the full-year tenure as described below. The incremental payments for the Committee Chairs and the Non-Executive Chairman were based on the significant responsibilities involved with these positions and reflect current competitive data.

On May 15, 2015, all of our Non-Management Directors received $150,000, comprised of $75,000 as a cash retainer and $75,000 in restricted stock units, for their service on the Board of Directors from May 15, 2015 to May 12, 2016, the day prior to the 2016 Annual Meeting of Shareholders. An additional $15,000 cash retainer was paid to the Audit Committee Chair, $10,000 to the Compensation Committee Chair, $10,000 to the Nominating and Governance Committee Chair, and the Non-Executive Chairman received a payment of $100,000, comprised of $50,000 as a cash retainer and $50,000 in restricted stock units. Mr. Hunzeker, as a management Director, received no Director compensation. Restricted stock units granted to Non-Management Directors vest in full on the business day immediately prior to the next Annual Meeting date. The grant date fair value of restricted stock unit awards is provided in footnote (2) to the table below.

The table below summarizes the compensation received by our non-employee Directors for the year ended December 31, 2015.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Louis J. Giuliano (3)	125,000	124,987	249,987
Bradford J. Boston (4)	85,000	75,008	160,008
Mary L. Howell	75,000	75,008	150,008
William F. Murdy	75,000	75,008	150,008
Melvin F. Parker	75,000	75,008	150,008
Eric M. Pillmore (5)	85,000	75,008	160,008
Stephen L. Waechter (6)	90,000	75,008	165,008
Phillip C. Widman	75,000	75,008	150,008

(1)	Consists of the following, as applicable: director annual cash retainer of $75,000 for 2015, incremental retainer for Committee chairs and the annual Non-Executive Chairman retainer.

(2)
Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board, Topic 718, labeled “Compensation – Stock Compensation” (“ASC Topic 718”). The grant date fair value for restricted stock units was $25.67 per unit, the closing price of Vectrus stock on the grant date, which was May 15, 2015.

(3)	Mr. Giuliano received an incremental $50,000 cash retainer and $50,000 in RSUs for his service as the Non-Executive Chairman through May 12, 2016.

(4)	Mr. Boston received an incremental $10,000 cash retainer for his service as the Compensation Committee Chair through May 12, 2016.

(5)	Mr. Pillmore received an incremental $10,000 cash retainer for his service as the Nominating and Governance Committee Chair through May 12, 2016.

(6)	Mr. Waechter received an incremental $15,000 cash retainer for his service as the Audit Committee Chair through May 12, 2016.

RESTRICTED STOCK UNIT AWARDS OUTSTANDING AT
2015 FISCAL YEAR-END

The table below represents restricted stock units outstanding as of December 31, 2015 for our Non-Management Directors.

Name	Restricted Stock Unit Awards
Louis J. Giuliano	4,869
Bradford J. Boston	2,922
Mary L. Howell	2,922
William F. Murdy	2,922
Melvin F. Parker	2,922
Eric M. Pillmore	2,922
Stephen L. Waechter	2,922
Phillip C. Widman	2,922

All Vectrus Non-Management Directors were granted restricted stock units under the 2014 Plan on May 15, 2015. For the equity component of the annual retainer, the number of restricted stock units was determined by dividing $75,000 by $25.67, the closing price per share of Vectrus, Inc. common stock on the grant date. The resulting number of restricted stock units was rounded to 2,922, the nearest whole number of units. Mr. Giuliano received 4,869 restricted stock units, representing $75,000 for the equity component of the annual retainer plus $50,000 for the equity component of the annual Non-Executive Chairman fee. The resulting number of restricted stock units for Mr. Giuliano was rounded to 4,869, the nearest whole number of units.

DIRECTOR EXPENSES
Vectrus reimburses Non-Management Directors for expenses they incur to travel to and from Board of Directors, Committee and shareholder meetings, costs related to the attendance of educational programs for directors and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at no greater than first-class travel rates.

INDEMNIFICATION AND INSURANCE
As permitted by its By-Laws, Vectrus indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them.

POLICIES FOR APPROVING RELATED PERSON TRANSACTIONS
The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

•	Whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;

•	Levels of interest or benefit to the related person;

•	Availability of alternative suppliers or customers; and

•	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not be considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions.

The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://investors.vectrus.com/Cache/1001205491.PDF?O=PDF&T=&Y=&D=&FID=1001205491&iid=4649403.

There were no related person transactions in 2015 that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CHARITABLE CONTRIBUTION CONFLICT OF INTEREST POLICY
The Company and the Board adopted a Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. The policy requires approval by the Nominating and Governance Committee for donations by the Company to any nonprofit organization, charity or private foundation in an amount or having a value over $10,000 if any Director, Director nominee or any of their immediate family members is associated with such entity. In addition, such approval is required in the case of a donation over that limit to such an entity by a Director, Director nominee or member of senior management where another Director or member of senior management is associated with the entity.

CODE OF CONDUCT
The Company has adopted the Vectrus Code of Conduct which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors.

The Code of Conduct is posted on the Company’s website at: http://investors.vectrus.com/Cache/1001205489.PDF?O=PDF&T=&Y=&D=&FID=1001205489&iid=4649403.

The Company discloses any changes to or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other Executive Officers on its website. In addition, the Company will disclose within four business days any substantive changes to or waivers from the Code of Conduct for our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions, by posting such information on our website at www.vectrus.com rather than by filing a Form 8-K. In 2015, there were no substantive changes to or waivers of the Code of Conduct for the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or persons performing similar functions. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

COMMITTEES OF THE BOARD OF DIRECTORS
The Committees outlined above are the current committees of the Board of Directors. The table below sets forth the membership of each Committee and identifies each Committee chair.

DIRECTOR	INDEPENDENT	AUDIT	COMPENSATION AND PERSONNEL	NOMINATING AND GOVERNANCE
Bradford J. Boston	•		•*
Louis J. Giuliano	•
Mary L. Howell	•	•	•
William F. Murdy	•	•		•
Melvin F. Parker	•		•	•
Eric M. Pillmore	•			•*
Stephen L. Waechter	•	•*
Phillip C. Widman	•	•	•
*= Committee Chair

AUDIT COMMITTEE RESPONSIBILITIES
The Audit Committee has responsibility to, among other things, meet periodically with management and with both our independent registered public accounting firm and head of internal audit to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee will appoint or discharge our independent auditor, and review and approve auditing services, audit related services and permitted non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor. The responsibilities of the Audit Committee are more fully described in "Audit Committee" and "Report of Audit Committee" below and in our Audit Committee charter. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent and financially literate. Although the Board determined that several members of the Audit Committee possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as defined under the applicable SEC rules, Mr. Widman has been designated as the Audit Committee’s “audit committee financial expert.”

COMPENSATION COMMITTEE RESPONSIBILITIES
The Compensation Committee oversees all compensation and benefit programs and actions that affect our senior executive officers, including the named executive officers. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and oversees and approves the continuity planning process. The responsibilities of the Compensation Committee are more fully described in "Compensation Committee" below and in our Compensation Committee charter.

Each member of the Compensation Committee is a Non-Management Director and is independent. The Board has reviewed the background, experience, financial interests, employment, commercial, charitable, familial and other relationships of each member of the Compensation Committee, and has determined that, each such person is (i) a “Non-Employee Director” of the Company as defined under Rule 16b-3 of the Exchange Act and (ii) an “outside director” as defined under Treasury Regulation Section 1.162-27(e)(3)(i) of the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no Compensation Committee interlocks involving any members of the Compensation Committee. None of the members of the Compensation Committee during 2015 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITIES
The Nominating and Governance Committee is responsible for, among other things, developing and recommending to the Board of Directors criteria for identifying and evaluating director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board of Directors; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for re-election to the Board of Directors. The Nominating and Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons and matters involving corporate governance and, in general, oversees the evaluation of the Board of Directors. The responsibilities of the Nominating and Governance Committee are more fully described in "Nominating and Governance Committee" below and in our Nominating and Governance Committee charter. Each member of the Nominating and Governance Committee is independent.

AUDIT COMMITTEE

2015 AUDIT COMMITTEE MEMBERS:
Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

Meetings in 2015:    9

AUDIT COMMITTEE RESPONSIBILITIES

•
Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, independence and compensation of the independent registered public accountants (currently Deloitte), and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the independent registered public accountants.

•
Review and discuss with management and the independent registered public accountants the audited financial statements of the Company including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and make a recommendation regarding whether the annual audited financial statements should be included in any public filing including our Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).

•
Review and discuss with management, the independent registered public accountants and the head of internal audit the quarterly consolidated financial statements of the Company, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent registered public accountants’ review of those statements prior to our filing of each Form 10-Q with the SEC.

•
Review and consider with Deloitte matters required to be discussed by Statement of Auditing Standards (“SAS”) PCAOB Auditing Standard No. 16 (the framework for effective communication between the independent auditor and the Company in relation to the audit of financial statements).

•	Review with management and Deloitte the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements.

•	Review and discuss with management and Deloitte the Company’s interim financial results to be included in the Company’s earnings report prior to the release of any earnings report.

•
Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and financial information and earnings guidance provided to financial analysts and rating agencies.

•
Discuss with management, Deloitte and the head of internal audit the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the head of the internal audit function.

•
Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with PCAOB Rule 3526T. With respect to such relationships, the Audit Committee shall:

◦
Discuss with Deloitte any disclosed relationships and the impact of the relationship on Deloitte’s independence; and assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

•
Pre-approve or delegate to one or more independent members, when appropriate, to pre-approve the retention of the independent auditor for audit related and permitted non-audit services. Other tax related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy.

•
Confirm the scope of audits to be performed by Deloitte and the internal audit function, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

•
On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.

•
Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may wish to review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise), (ii) any communications regarding auditing or accounting issues and (iii) any “management” or “internal control” letter issued or proposed to be issued by Deloitte.

•
Provide oversight and discuss with management, head of internal audit and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes. The Audit Committee shall review at least annually, policies with respect to risk assessment and risk management and in accordance with regulatory requirements, approve at least annually, any decision of the Company to enter into uncleared swaps.

•	Review the Company’s capital structure including stock repurchases, debt offering and other financings and dividends.

•	Review the Company’s rating agencies reviews.

•	Review the Company’s capital allocation including capital expenditures and research and development.

•	Review its performance and charter at least annually and make recommendations to the Board of Directors for approval and adoption of its charter.

•	Review regularly and consider the Company’s reserves.

•	Review expense accounts of senior executives.

•
Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs; the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

•
Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

•	In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

•	Meet separately, on a regular basis, with Deloitte, the head of internal audit, and members of management, as well as privately as a Committee.

•	Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte.

•	With respect to complaints concerning accounting, internal accounting controls or auditing matters:

◦	Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

◦	Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

•	Establish levels for payment by the Company of fees to Deloitte, and ordinary administrative expenses of the Audit Committee and any advisors retained by the Audit Committee.

•
Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

•	Oversee the Company's compliance program, including its Code of Conduct and ethics and compliance program.

•	Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although the Board of Directors determined that more than one member of the Board of Directors satisfies the requirements of an audit committee financial expert, the Board of Directors has identified Phillip C. Widman as the Company’s audit committee financial expert.

A copy of the Audit Committee charter is available on the Company’s website at: http://investors.vectrus.com/Cache/1500079633.PDF?O=PDF&T=&Y=&D=&FID=1500079633&iid=4649403. The Company will provide, free of charge, a copy of the Audit Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

COMPENSATION COMMITTEE

2015 COMPENSATION COMMITTEE MEMBERS:
Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

Meetings in 2015:     5

COMPENSATION COMMITTEE RESPONSIBILITIES

•
The Committee’s primary objective is to establish a competitive executive compensation program that links executive compensation to business performance and shareholder return, without excessive enterprise risk.

•	Approve and oversee administration of the Company’s employee compensation program, including incentive plans and equity-based compensation plans.

•
Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the corporate vice president level and above, as well as certain other positions.

•	Oversee the establishment and administration of the Company’s benefit programs and executive severance policies.

•	Prepare the Compensation Committee Report for the Company’s Proxy Statement.

•	Review its performance and charter at least annually and make recommendations to the Board of Directors for approval and adoption of its charter.

Detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis. A copy of the Compensation Committee charter is available on the Company’s website at: http://investors.vectrus.com/Cache/1500079634.PDF?O=PDF&T=&Y=&D=&FID=1500079634&iid=4649403.

The Company will provide, free of charge, a copy of the Compensation Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

NOMINATING AND GOVERNANCE COMMITTEE

2015 NOMINATING AND GOVERNANCE COMMITTEE MEMBERS:
Eric M. Pillmore, Chair
William F. Murdy
Melvin F. Parker
Meetings in 2015:    7

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITiES

•	Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

•
In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

•	Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

•	Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement of Directors.

•	Administer the Board of Directors’ annual evaluation process.

•
Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers and ensure compliance with the rules of the NYSE and the Clayton Antitrust Act.

•	Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.

•	Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

•	Review the Company’s business continuity and disaster recovery programs and plans.

•	Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

•	Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

•	Identify, evaluate and propose nominees for election to the Board of Directors.

•	Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

•	Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

•	Review its performance and charter at least annually and make recommendations to the Board of Directors for approval and adoption of its charter.

•
Following the review of the Audit Committee and Compensation and Personnel Committee of their respective charters, review those charters as part of the framework of the governance of the Company to ensure completeness and consistency among Committee charters and the Corporate Governance Principles.

•	Review periodic reports from management on, and provide oversight of, environmental, safety and health matters.

•	At least annually review and assess the Company’s director and officer insurance and indemnification.

•	Provide oversight of director education matters and the director orientation process.

The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards.

A copy of the Nominating and Governance Committee charter is available at the Company’s website: http://investors.vectrus.com/Cache/1500079635.PDF?O=PDF&T=&Y=&D=&FID=1500079635&iid=4649403. The Company, will provide, free of charge, a copy of the Nominating and Governance Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ROLE OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications, performance and independence of Deloitte, the Company’s independent registered public accounting firm;

•	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;

•
review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

•	review of risk assessment and risk management processes on a company-wide basis; and

•	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

The Audit Committee has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee.

SARBANES-OXLEY ACT OF 2002 ("SOX") COMPLIANCE
The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

AUDIT COMMITTEE CHARTER
The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

COMPOSITION OF THE AUDIT COMMITTEE
The Audit Committee is composed of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the NYSE currently in effect, including the Audit Committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

REGULAR REVIEW OF FINANCIAL STATEMENTS
The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarterly earnings report and filing of the Company's Form 10-Qs, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2015 Form 10-K.

COMMUNICATIONS WITH DELOITTE
The Audit Committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 Communications with Audit Committees, issued by the PCAOB. The Audit Committee met privately with Deloitte four times during 2015.

INDEPENDENCE OF DELOITTE
Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2015 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2015. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

This report is furnished by the members of the Audit Committee.

Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
In performing its oversight function during 2015 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance LLC, the independent compensation consultant to the Compensation Committee. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2015 and this Proxy Statement.

This report is furnished by the members of the Compensation Committee.

Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION

Our Compensation Committee is responsible for our executive compensation philosophy and programs. The Compensation Committee reviews and approves the compensation to be paid to our CEO and a group of executive officers, including our Named Executive Officers.

EXECUTIVE SUMMARY

VECTRUS' NAMED EXECUTIVE OFFICERS FOR 2015 WERE:

•	Kenneth W. Hunzeker, Chief Executive Officer and President;

•	Matthew M. Klein, Senior Vice President and Chief Financial Officer;

•	Theodore R. Wright, (former) Executive Vice President and Chief Operating Officer;

•	Janet L. Oliver, Senior Vice President, Business Development;

•	Charles A. Anderson, Senior Vice President, Infrastructure Asset Management & Logistics Services; and

•	Michele L. Tyler, Senior Vice President, Chief Legal Officer and Corporate Secretary.

2015 COMPANY HIGHLIGHTS

•	Successfully phased in new contracts valued at approximately $1 billion.

•
Won positions on several important contract vehicles, including the Air Force Contract Augmentation Program, U.S. Army Tank - automotive and Armaments Command Strategic Service Solutions, and SeaPort Enhanced.

•	Enhanced our IT and Network Communication service line in order to capture future growth opportunities.

COMPENSATION PHILOSOPHY
The Compensation Committee has adopted a compensation philosophy to support Vectrus’ business strategy within principles of competitiveness, full disclosure, and consistent alignment with long-term value creation. Our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of executive compensation is tied to the Company’s internal business and financial performance and share price performance. If internal business and financial performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all. Our compensation philosophy is reflective of Vectrus’ industry and peers, and will continue to align with market trends going forward. The Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

KEY ACTIONS AND CHANGES TO COMPENSATION PROGRAMS/POLICIES IN 2015 AND 2016: SEE PROPOSALS 3 AND 4 FOR MORE DETAIL.

Program/Policy		Key Change In 2015/16
Long-Term Incentive Program	●
Introduced new cash long-term incentive tied to total shareholder return relative to Aerospace/Defense companies in the S&P 1500 over a three-year performance period, and representing 50% of the total annual long-term incentive grant value

Change-in-Control Provisions	●
Added double trigger to award agreements and underlying the 2014 Plan, requiring both consummation of the transaction and a qualifying termination for accelerated vesting of outstanding long-term incentive grants

	●	Reduced severance pay multiple to 1 - 2.5 times salary and target bonus; eliminated savings plan and outplacement benefits; eliminated two-year lookback for determining eligibility
	●	Raised acquisition threshold for a change of control from 20% of outstanding shares to 30% in the 2014 Plan and Annual Incentive Plan
Normal Severance for Senior Management	●	Reduced severance pay from 24 to 18 months salary (except for executives grandfathered under former parent company plan)
●
Enabled Compensation Committee to include, at their discretion, selected other executives below top salary tier or who are not U.S. citizens, and eliminated two-year lookback for determining eligibility

Clawback Policy	●	Added clawback provision to award agreements, underlying the 2014 Plan and Annual Incentive Plan
Performance Metrics	●	Updated lists of possible performance metrics in the 2014 Plan and Annual Incentive Plan
Other Changes to the 2014 Plan	●	Added provision generally requiring a minimum vesting period of at least one year (typically our awards have a three-year vesting period)
	●	Increased limit on stock grants from 430,000 to 930,000 shares

PAY FOR PERFORMANCE
Compensation for our NEOs ties a large portion of compensation to performance. For instance, based on the elements of 2015 compensation for the CEO and the CFO, at-risk compensation represented approximately 71% and 66%, respectively, of total compensation. Pay components for our NEOs for 2015 include base salary, Annual Incentive Plan (“AIP”) awards, and long-term awards, consisting of RSUs, stock options and Total Shareholder Return ("TSR") awards.

The 2015 AIP provides a cash payout if certain financial metrics, including earnings per share, revenue free cash flow and return on invested capital, were met. The 2015 AIP performance goals, targets, results and actual payouts are discussed in more detail in "Compensation Program Objectives - Primary Compensation Components" below. The Annual Incentive Plan is also discussed in Proposal 3 above, and the proposed Amendment and Restatement of the AIP is attached as Appendix A.

Pay Component	Performance During 2015		Actual Payout
2015 Annual Incentive Plan (AIP)	●	Earnings Per Share* = $2.23 (versus the Vectrus Compensation Committee-approved target of $2.02) (weighted 30%)	Actual bonus achieved = 95.89% of target
	●	Revenue = $1.181 billion (versus the Vectrus Compensation Committee-approved target of $1.181 billion) (weighted 30%)
	●	Free Cash Flow = $18.1 million (versus the Vectrus Compensation Committee-approved target of $17.0 million) (weighted 20%)	The Compensation Committee approved an actual bonus paid = 91.1% of target
	●	Return on Invested Capital* = 14.6% (versus the Compensation Committee approved target of 13.2%) (weighted 20%)
*As permitted by the AIP, the Compensation Committee adjusted for the impact of the settlement of uncertain tax positions and acquisitions and dispositions.

The values of restricted stock unit (RSU) and stock option awards provide alignment with the growth or decline in Vectrus' share price.

The TSR awards provide a relative performance-based cash component that represents 50% of the total long-term incentive award. TSR awards align pay with performance by providing a cash long-term incentive linked to the company's total shareholder return performance relative to the Aerospace and Defense companies in the S&P 1500 over a three-year performance period. This program is new beginning with the 2015 awards and represents 50% of the total annual long-term incentive grant value. It is discussed in more detail under the 2015 Long-Term Incentive Program section of this proxy statement.

Key Governance Policies and Practices Related to Compensation:
We Do:
●	use an independent compensation consultant selected and hired by the Compensation Committee.
●	pay for performance.
●	mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
●
have equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting. We also have provided for the double trigger requirement for the award agreements in the amendment and restatement of our equity incentive plan that we are asking our shareholders to approve. (See Proposal 4.)

●	have limited perquisites.
●	have an annual Say-on-Pay vote.
●	have a clawback policy that is also embedded in our equity incentive plan and our annual incentive plan.
●	have an anti-hedging and anti-pledging policy.
●	have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
●
provide in our equity incentive plan for a minimum vesting period of one year for most employee equity grants and our award agreements generally provide for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

We Do Not:
●	reprice stock options.
●	provide tax gross ups for any perquisites or in connection with payments made in the event of change in control.
●	guarantee minimum bonus payments.
●	provide a traditional pension plan or a supplemental executive retirement plan.

INDIVIDUAL EXECUTIVE POSITIONS - COMPENSATION COMPARISONS

The Compensation Committee determined that it was appropriate to maintain a conservative position with respect to NEO compensation, holding at approximately the 25th percentile of competitive practice. Over time, it is expected that total compensation for our NEOs will move toward the median of competitive practice, as our NEOs gain experience in their roles and increases are appropriate given individual performance and improved business conditions.

The Compensation Committee reviewed and assessed the performance of the NEOs for 2015 and will continue to review and assess the performance of the Chief Executive Officer, executive officers and direct reports to the CEO and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, the Company's business environment and the approved compensation program.

INDIVIDUAL EXECUTIVE POSITIONS - 2015 COMPENSATION INFORMATION
After detailed review of competitive compensation levels, base salary increases were approved for each of Mr. Anderson and Ms. Oliver in the amount of $20,000 or 7.1% and Ms. Tyler in the amount of $25,000 or 9.1%, to recognize their significant contributions to the company in their respective critical roles. Mr. Hunzeker and Mr. Klein did not receive a salary increase during 2015 in consideration of the conservative posture with respect to compensation and the challenging business conditions and the uncertain business environment.

The table below sets out Mr. Hunzeker’s and the other NEO's 2015 target compensation for annual base salary, annual incentive and long-term incentives as determined by the Compensation Committee.

2015 Base Salary and Target Compensation

Named Executive Officer	2015 Base Salary ($)	Target 2015 AIP Award (% of Base Salary) (1)	2015 Long-Term Incentive Target Award ($)
Kenneth W. Hunzeker Chief Executive Officer and President	600,000	100%	900,000
Matthew M. Klein Senior Vice President and Chief Financial Officer	325,000	65%	410,000
Theodore R. Wright (former) Executive Vice President and Chief Operating Officer	350,000	--	525,000
Janet L. Oliver Senior Vice President, Business Development	300,000	50%	250,000
Charles A. Anderson Senior Vice President, IAM & Logistics Services	300,000	50%	250,000
Michele L. Tyler Senior Vice President, Chief Legal Officer & Corporate Secretary	300,000	50%	220,000

(1)
This column reflects the target percentage of base salary approved for each NEO for the 2015 AIP award. The approved AIP formula for 2015 was based on performance measures and goals that would pay 92.5% of target for 100% achievement of the approved goals. Mr. Wright was not eligible for a 2015 annual incentive award.

VECTRUS COMPETITIVE COMPENSATION
In setting compensation for Messrs. Hunzeker, Klein, Anderson and Mses. Oliver and Tyler, the Compensation Committee used the general industry market data reflected in the 2014 Towers Watson U.S. Compensation Databank General_Industry Executive Compensation Survey Report (“CDB”). The Compensation Committee considers the CDB as most representative of the companies that comprise the marketplace in which Vectrus competes for business talent. Data reviewed included competitive market information for each compensation component and total compensation. The Compensation Committee evaluated and determined target and actual compensation provided to each of our NEOs based on a review of the CDB general industry market data which was adjusted via regression analysis to estimate the competitive market pay levels for a company of our revenue size. In determining executive compensation, the Compensation Committee also considered qualitative information discussed in "Qualitative Considerations" below, individual performance and business conditions in addition to recommendations from Vectrus' Chief Executive Officer and Senior Vice President, Chief Human Resources Officer. The Compensation Committee determined that it was appropriate to maintain a conservative position with respect to NEO compensation and that target compensation approximating the 25th percentile of competitive practice continued to be appropriate.

INDEPENDENT COMPENSATION CONSULTANT

In 2015, the Compensation Committee continued to retain Pay Governance as its independent compensation consultant to assist the Committee in fulfilling its responsibilities under its charter, the material terms of which are described in this Proxy Statement under "Compensation Committee Responsibilities." The Compensation Consultant’s engagement leader provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee, including analysis of material prepared by Vectrus’ human resources, finance and legal departments for the Compensation Committee’s review. The Compensation Consultant attended each of the five meetings held by the Compensation Committee during 2015 and provided no other services to Vectrus during 2015 other than those for and at the direction of the Compensation Committee.

During 2015, Vectrus’ human resources, finance and legal functions supported the work of the Compensation Committee, provided information, answered questions and responded to requests from the Compensation Committee and the Compensation Consultant.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the Compensation Consultant. The Compensation Committee has the sole authority to retain and terminate the services of consultants, including Pay Governance, with respect to compensation matters.

In connection with the engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing on the independence of the Compensation Consultant, including, but not limited to, the following:

•	Provision of other services to Vectrus by the Compensation Consultant;

•	Relationships of the Compensation Consultant with members of the Compensation Committee or with executive officers, including business and personal relationships;

•	The Compensation Consultant’s policies and procedures to prevent conflicts of interest;

•	Stock ownership of Vectrus by the Compensation Consultant’s engagement leader; and

•	The amount of fees received by the Compensation Consultant.

The Compensation Committee affirmatively determined the Compensation Consultant was independent and has no conflicts of interest with the Company or the Board of Directors.

OUR COMPENSATION CYCLE

The Compensation Committee reviews compensation in detail during the first quarter of each year. This review includes:

•	Annual performance reviews for the prior year;

•	Increases in base salary which generally occur in March;

•	Annual Incentive Plan (bonus) target awards; and

•	Long-term incentive target awards, including stock options, RSUs and TSR awards.

The award date for long-term incentive awards is determined by the Compensation Committee and is typically in March, following the February meeting of the Compensation Committee. (Meeting dates for the following year’s regular Board and Committee meetings are scheduled during the prior year.) Target TSR awards reflect an overall three-year performance period beginning on January 1 of the year in which the Compensation Committee approves the award. Participants in the Long-Term Incentive Award Program receive notification of their awards as soon as reasonably practical after the grant date.

QUALITATIVE CONSIDERATIONS

The Compensation Committee considered qualitative factors relevant to the Company's business in making compensation decisions. These qualitative performance factors may change over time to reflect our business focus and strategy.

Consideration	Objective
Winning New Business	Align strategies and resources around competing for and winning new business
Operational Excellence	Focus on continuous improvement, lean thinking and creative problem solving
Customer Satisfaction	Be the customers’ first choice and most trusted partner
Culture	Optimize organization around Vectrus' Vision and Values

COMPENSATION PROGRAM OBJECTIVES
COMPENSATION OBJECTIVES, PRINCIPLES AND APPROACHES:

The Vectrus compensation program objectives, principles and approaches reflect the Company's business needs and strategy, as detailed below:

Objective	General Principle	Approach
Attract and retain well-rounded, capable leaders.	Design an executive compensation program to attract and retain high performing executives.
Target total direct compensation approximating the 25th percentile of competitive practice. Over time, target total direct compensation toward the competitive median of general industry companies in the CDB, as adjusted for revenue size.

Align at-risk compensation with business performance.	The measures of performance in our compensation programs must be aligned with measures key to the success of our business. If our business succeeds, our shareholders will benefit.	Provide annual and long-term incentive opportunity based on business performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the leverage of at-risk pay relative to fixed pay increases.	Structure NEO compensation so that a substantial portion of compensation is at risk for executives with greater levels of responsibility.

PRIMARY COMPENSATION COMPONENTS

NEO Compensation	=	Base Salary	+	Annual Incentive	+	Long-Term Incentives

Base Salary – Base salary comprises the smallest component of total compensation for Mr. Hunzeker and the other NEOs, reflecting the Compensation Committee’s commitment to aligning a significant portion of NEO compensation with Vectrus' performance. Salary is a competitive, fixed component of pay that is aligned with the NEO's position, experience and criticality of the required competencies. It is not a risk-based element of compensation.

Annual Incentive Plan (AIP) Awards – The Compensation Committee determined that the metrics noted below would be most closely predictive of optimal operating performance in 2015 for Vectrus.

Revenue: Revenue reflects successful recognition of contracted revenue, recompetes and emphasis on growth through new revenue streams. Revenue is defined as reported GAAP revenue.

Earnings Per Share (EPS): This is a market-based metric recognized as a standard by investors and analysts.

Free Cash Flow (FCF): Cash is a critical measure to our business and investors look to this metric for valuation.

Return on Invested Capital (ROIC): ROIC measures the ability of the Company to profitably invest available capital. ROIC equals Operating Income divided by Five Point Average Invested Capital. Invested Capital is defined as Total Assets minus Pension Related Deferred Tax Assets minus Non-Interest Bearing Current Liabilities. The Five Point Average describes our year-end Invested Capital position and our Invested Capital position for each of the preceding four quarter ends.

The Compensation Committee was responsible for the administration of the AIP for 2015. The Compensation Committee approved an annual incentive plan design for the business as described below.

2015 Metrics	Performance Percentage
Revenue	30%
Earnings Per Share (EPS)	30%
Free Cash Flow (FCF)	20%
Return on Invested Capital (ROIC)	20%

2015 Metric Attainment and Payout Design
	Revenue			Earnings Per Share			Free Cash Flow			ROIC
Performance Percentage of Target	90%	100%	108%	85%	100%	145%	70%	100%	180%	80%	100%	136%
Payout Percentage of Target	50%	100%	200%	50%	85%	200%	50%	100%	200%	50%	85%	200%

2015 AIP Awards Paid in 2016 – Effective March 14, 2016, the 2015 AIP awards for Mr. Hunzeker and the other NEOs were approved by the Compensation Committee. The Compensation Committee approved an award for Mr. Hunzeker and, upon the recommendation of Mr. Hunzeker, approved the awards for the other NEOs, at 91.1% of the AIP payout formula. The approved 2015 AIP awards for NEOs are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. As permitted by the AIP, the Compensation Committee adjusted for the impact of the settlement of uncertain tax positions and acquisitions and dispositions in computing AIP performance relating to EPS and ROIC targets.  The performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions)	Performance Target at 92.5% Payment and Weighting (1)		2015 Performance	Performance Percentage of Target	Payout Percentage of Target (1)	Weighted Attainment
Revenue	$1,181.0	30.0%	$1,181.0	100.0%	100.0%	29.99%
Earnings Per Share	$2.02	30.0%	$2.23	110.4%	89.0%	26.70%
Free Cash Flow	$17.00	20.0%	$18.10	106.5%	100.0%	20.00%
Return on Invested Capital	13.2%	20.0%	14.6%	110.6%	96.0%	19.20%
(1) Attainment of each of the 2015 AIP performance goals would result in a payout of 92.5% of target.

The following table illustrates the calculation of the 2015 AIP awards paid to the NEOs in 2016. (Sum of components may differ from actual award amounts due to rounding.)

Named Executive Officer	Base Salary (a)($)	Annual Incentive Target as a Percent of Base Salary (b)	Revenue Percent Achieved	Earnings Per Share Percent Achieved	Free Cash Flow Percent Achieved	Return on Invested Capital Percent Achieved	Total Performance Percent Achieved (c)	Approved Total Performance Percent Payout (d)	Actual 2015 AIP Awards (a)x(b)x(d)($)
Kenneth W. Hunzeker	600,000	100	100.0	110.4	106.5	110.6	95.89	91.1	546,600
Matthew M. Klein	325,000	65	100.0	110.4	106.5	110.6	95.89	91.1	192,400
Theodore R. Wright	350,000	75	—	—	—	—	—	—	—
Janet L. Oliver	300,000	50	100.0	110.4	106.5	110.6	95.89	91.1	136,700
Charles A. Anderson	300,000	50	100.0	110.4	106.5	110.6	95.89	91.1	136,700
Michele L. Tyler	300,000	50	100.0	110.4	106.5	110.6	95.89	91.1	136,700
(b) This column reflects the target percent of base salary approved for each NEO for his or her 2015 annual incentive award. The approved annual incentive plan formula for 2015 was based on performance measures and goals that would pay 92.5% of target for 100% achievement of the approved goals. Mr. Wright was not eligible for a 2015 annual incentive award.

2015 LONG-TERM INCENTIVE PROGRAM

Long-Term Incentive Awards – Long-term incentive awards are intended to directly tie long-term compensation to long-term value creation and shareholder return. The 2015 program provides for a combination of TSR awards, RSUs and non-qualified stock options to comprise the total long-term incentive award for each NEO. These components are incentives for absolute stock price performance and appreciation as well as TSR performance relative to the specific group of companies referenced below. The Compensation Committee set vesting terms for RSUs and non-qualified stock options based on the Compensation Consultant's review and guidance regarding current competitive practice and its assessment of appropriate vesting terms and conditions for Vectrus. In determining the total long-term incentive award for each NEO, the Committee also considered individual performance.

The Compensation Committee weighted the 2015 long-term incentive awards as follows:

The following table sets forth the value of 2015 long-term incentive award amounts for the NEOs, as determined by the Compensation Committee on March 4, 2015.

Named Executive Officer	TSR (Target Cash Award) ($)	Non-Qualified Stock Option Award Value ($)	Non-Qualified Stock Option Award (# of Options)	Restricted Stock Unit Award Value ($)	Restricted Stock Unit Awards (# of units)
	Represents 50% of total award value	Represents 20% of total award value		Represents 30% of total award value
Kenneth W. Hunzeker	450,000	180,000	14,229	270,000	8,427
Matthew M. Klein	205,000	82,000	6,482	123,000	3,839
Theodore R. Wright	262,500	105,000	8,300	157,500	4,916
Janet L. Oliver	125,000	50,000	3,953	75,000	2,341
Charles A. Anderson	125,000	50,000	3,953	75,000	2,341
Michele L. Tyler	110,000	44,000	3,478	66,000	2,060

The 2015 long-term incentive awards were granted on March 4, 2015. A valuation based on the grant date was used to determine the number of options and RSUs granted pursuant to this allocation. The number of options granted was based on the Black-Scholes value of $12.65 per share on the March 4, 2015 grant date. The number of RSUs granted was based on the $32.04 closing price of Vectrus common stock on the grant date.

RESTRICTED STOCK UNIT COMPONENT
The Compensation Committee reviewed all proposed grants of RSUs for NEOs prior to award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. Grants of RSUs provide executives with stock ownership of unrestricted shares after the restrictions lapse. NEOs were granted RSU awards because, in the judgment of the Compensation Committee and based on management’s recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create increased shareholder value over time. RSUs granted in 2015 vest in one-third annual installments on the first, second and third anniversaries of the grant date. The number of RSUs granted on March 4, 2015 was based on $32.04, the closing price of Vectrus common stock on the grant date.

NON-QUALIFIED STOCK OPTION COMPONENT
Non-qualified stock options provide an opportunity for optionees to purchase Vectrus stock in the future at a price equal to the stock’s value on the date the option is granted, which is referred to as the option exercise price. For 2015 the fair value of stock options granted was $12.65 per share, calculated using the Black-Scholes valuation model. Non-qualified stock options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date and expire ten (10) years from the grant date. The option exercise price is $32.04, the closing price of Vectrus common stock on March 4, 2015.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR) AWARD COMPONENT
The TSR performance design for 2015 - 2017 compares the Company’s TSR performance relative to the TSR performance of the Aerospace and Defense companies in the S&P 1500 Index. In designing the program, the Compensation Committee determined that this would be an appropriate index for Vectrus to be measured against for relative total shareholder return performance. The Committee also determined that performance could be measured in a more balanced manner with the following four performance periods:

January 1, 2015 through December 31, 2015;
January 1, 2016 through December 31, 2016;
January 1, 2017 through December 31, 2017; and
January 1, 2015 through December 31, 2017.

The actual award payout factor will be determined based on the average of the payout factors for each of the four performance periods, determined as follows:

If the Company’s TSR performance relative to that of the Aerospace and Defense companies in the S&P 1500 Index is:	The Payout Factor is:
Less than the 35th percentile	0%
At the 35th percentile	50%
At the 50th percentile	100%
At the 80th percentile	200%
Actual results between the 35th percentile and the 80th percentile will be interpolated.

POST-EMPLOYMENT COMPENSATION

Following the Spin-off from Exelis, Vectrus renamed the Exelis Systems Corporation Savings and Retirement Plan the Vectrus 401(k) Plan. Vectrus employees, including the NEOs, who previously participated in the Exelis Salaried Investment and Savings Plan (the “ISP”) began participating in the Vectrus 401(k) Plan following the Spin-off.

Active ISP participant balances were transferred to the Vectrus 401(k) Plan on January 12, 2015, including all NEO accounts. The Vectrus employer match contribution is 50% up to 8% of employee-elected deferrals based upon annual base compensation. All contributions are 100% vested.

Vectrus also established and maintains a non-qualified, unfunded Vectrus Systems Corporation Excess Savings Plan to provide key employees an opportunity to earn benefits in excess of the benefits that may be earned under the Vectrus 401(k) Plan. This plan is discussed in more detail in the narrative above the “Nonqualified Deferred Compensation” table.

SEVERANCE PLAN ARRANGEMENTS

The plans discussed below are described in more detail in "Payments Upon a Termination or Change in Control." The severance plans apply to key Vectrus employees as defined by Section 409A. The Vectrus severance plan arrangements are not considered in determining other elements of compensation. All of the Vectrus NEOs except Messrs. Hunzeker and Wright are covered under the Senior Executive Severance Pay Plan. Mr. Hunzeker is covered under the Hunzeker Employment Letter, and Mr. Wright is covered under his Retirement Agreement discussed under “Special Compensation Arrangements” below. All of the other Vectrus NEOs are covered under the Special Senior Executive Severance Pay Plan. In addition, if Mr. Hunzeker’s employment is terminated due to a severance-qualifying termination under the terms of the Special Senior Executive Severance Pay Plan, Mr. Hunzeker will be entitled to receive the severance benefits provided under the terms of the Special Senior Executive Severance Pay Plan in lieu of any benefits described in the Hunzeker Employment Letter.

SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payments are:

•	the executive terminates his or her own employment;

•	the executive’s employment is terminated for cause;

•	termination occurs after the executive’s normal retirement date which is defined in the plan as the first of the month that coincides with or follows the executive's 65th birthday; or

•	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

No severance is provided for termination for cause because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided where an executive accepts or refuses comparable employment in a divestiture situation because the executive had the opportunity to receive employment income from another party under comparable circumstances.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (defined in "Payments Upon Termination or Change in Control - Change in Control Agreements"). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluated a transaction, which, without change in control protection, could be personally adverse to the executive;

•	keep executives focused on preserving value for shareholders;

•	retain key talent in the face of potential transactions; and

•	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any named executive officer whose employment was terminated by the Company without cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an Acceleration Event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an Acceleration Event that ultimately occurred.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target (100%).

These plans are described in more detail in "Payments Upon Termination or Change in Control." The severance plans apply to key Vectrus employees as defined by Section 409A. The Vectrus severance plan arrangements are not considered in determining other elements of compensation. All of the Vectrus NEOs except Messrs. Hunzeker and Wright are covered under the Senior Executive Severance Pay Plan.

CHANGE IN CONTROL ARRANGEMENTS

As described more fully in "Payments Upon Termination or Change in Control," the Compensation Committee has provided for treatment of short-term and long-term incentive plans, severance arrangements and excess savings plan upon a change in control.

EMPLOYEE BENEFITS AND PERQUISITES

Vectrus executives are eligible to participate in Vectrus’ broad-based employee benefits programs, including medical, dental, vision coverage, group life insurance, and other specified benefit plans according to the plan documents.

PERQUISITES FOR THE NEOs
Vectrus provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Perquisites provided to Mr. Hunzeker in 2015 included only financial planning and tax preparation of $750 with respect to 2014. This perquisite has been discontinued. Physical exams are available on a bi-annual basis; however, none were provided in 2015. The Compensation Committee continues to review benefits and perquisites to assure they are reasonable and consistent with competitive practice.

OTHER CONSIDERATIONS AND POLICIES

CLAWBACK POLICY
The Board of Directors has adopted a clawback policy to provide for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct. This would include annual cash incentive and bonus awards and all forms of equity-based compensation to the extent such awards are performance-based. If, in the Board of Directors’ view, the compensation related to Vectrus’ financial performance would have been lower if it had been based on the restated results, the Board of Directors will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs are covered by this policy.

EQUITY GRANT POLICY - CONSIDERATION OF MATERIAL NON-PUBLIC INFORMATION
Vectrus non-qualified stock option awards and RSU awards granted to NEOs, senior and other executives, and RSU awards granted to Directors, are awarded and priced on the same date as the approval date or a subsequent date approved by the Compensation Committee for administrative reasons. Vectrus may also award RSUs or non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. These grants may be made at a time Vectrus is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Vectrus does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.

CONSIDERATION OF TAX AND ACCOUNTING IMPACTS
Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that Vectrus could deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.

However, there may be situations in which the prudent use of discretion in determining pay levels would be in the best interests of Vectrus and its shareholders and, therefore, desirable. In those situations where discretion is used, awards could be structured in ways that would not permit them to qualify as performance-based compensation under Section 162(m).

Vectrus plans are intended to comply with Section 409A of the Code, to the extent applicable. While Vectrus endeavors to comply with other applicable sections of the Code with respect to compensation, the Compensation Committee did not consider other tax implications when designing Vectrus’ compensation programs. It should be noted that there may be situations in which the prudent use of discretion in determining pay levels is in the best interests of Vectrus and its shareholders and, therefore, desirable.

Vectrus provides “best-net” provisions with respect to any excise tax triggered by a change-in-control.Under these provisions, if payments triggered by a change-in-control would be subject to an excise tax, then either payments would be reduced by the amount needed to avoid triggering the tax, or no reduction of payments would occur, depending on which alternative left the executive in the better after-tax position.

POLICY AGAINST HEDGING, PLEDGING, SPECULATION IN COMPANY STOCK AND INSIDER TRADING
Vectrus has a policy that prohibits employees from taking advantage of, disclosing, or using any confidential information for the purpose of personal gain, including buying, selling, or trading in any Vectrus security. The policy includes prohibitions against hedging or pledging Vectrus securities, speculation or other investments where the shareowner’s economic interest is disassociated from share ownership. The Board of Directors has adopted a parallel policy that applies to Directors. Directors and executives annually receive specific instructions which prohibit engaging in certain trading with respect to equity securities of Vectrus, including short sales and transactions involving puts, calls, and listed and unlisted options (other than exercises of Company granted stock options).

BUSINESS RISK AND COMPENSATION
Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Vectrus compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The Chief Executive Officer and President and the Senior Vice President and Chief Financial Officer attend those portions of the Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved. Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Compensation Committee.

Vectrus management recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. Vectrus management reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors which concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive risk taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s summary on the review and assessment of such compensation programs and approved these conclusions.

The Compensation Committee considered risk implications of our compensation programs during its deliberations on the design of our 2015 executive compensation programs, with the goal of appropriately balancing short-term and long-term performance.

The following table summarizes representative Vectrus compensation components or policies and relevant risk mitigation factors:

RISK ASSESSMENT ACROSS THE ENTERPRISE

Vectrus Compensation Component or Policy	Risk Mitigation Factor
Base Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.
Annual Incentive Plan	● AIP design emphasizes overall performance and collaboration across the enterprise.
● AIP components focus on metrics that encourage operating performance and that differ from those used for long-term incentive awards.
● Individual AIP components and total AIP awards are capped.
● Payments are made only after external audit review and Committee certification of performance to metrics and approval.
Long-Term Incentive Awards - RSUs	RSUs vest annually in one-third increments over a three-year period.
Long-Term Incentive Awards - Stock Options	Stock options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date. Options expire ten years after the grant date.
Total Shareholder Return Awards
TSR awards are based on relative share price performance over four separate periods (e.g., 2015, 2016, 2017 and 2015-2017) during a three-year cycle and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks. TSR is a different metric from those used for AIP awards.

Perquisites	Limited perquisites are based on competitive market data. Vectrus does not provide tax reimbursements related to financial planning and tax preparation for senior executives.
Severance	Severance plans are maintained by the Company in the event of termination without cause or in certain circumstances following a change in control of the Company.
Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines
Vectrus officers are required to own Vectrus shares or share equivalents up to 5x base salary, depending on the level of the officer. In addition, the guidelines require executives to hold shares until the guidelines are met. Share ownership guidelines align executive and shareholder interests and discourage executives from focusing on short-term results without regard for longer-term consequences.

Prohibition Against Pledging or Hedging or Speculation in Vectrus Securities
Vectrus policy prohibits pledging or hedging or speculative trading in and out of Vectrus securities, including short sales and leverage transactions, such as puts, calls and listed and unlisted options, other than Company-granted options.

Change in Control	Vectrus amended its plans to increase the change in control threshold from 20% to 30% of outstanding shares.
Pension Plans	Vectrus does not provide a traditional pension plan or supplemental executive retirement plan.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs in 2015. The information reflects compensation earned by our NEOs by Exelis prior to our Spin-off from Exelis on September 27, 2014 and by Vectrus after the Spin-off.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-equity Incentive Plan Compen-sation ($) (d)	Change in Pension Value and Deferred Compen-sation Earnings ($) (e)	All Other Compen-sation ($) (f)	Total ($)
Kenneth W. Hunzeker Chief Executive Officer and President	2015	600,018	60,722	720,001	179,997	546,600	—	28,364	2,135,702
	2014	459,633	149,277	1,137,476	1,070,742	600,000	14,786	75,121	3,507,035
	2013	370,635	—	299,996	200,000	311,000	—	143,838	1,325,469
Matthew M. Klein Senior Vice President and Chief Financial Officer	2015	326,250	15,788	328,002	81,997	192,400	—	10,395	954,832
	2014	293,594	171,620	668,234	229,661	211,300	81,511	25,593	1,681,513
	2013	224,454	—	77,996	52,000	107,500	—	21,300	483,250
Theodore R. Wright (former) Executive Vice President and Chief Operating Officer (g)	2015	207,188	—	420,009	104,995	—	—	368,987	1,101,179
	2014	363,463	350,000	909,989	268,663	262,500	65,005	174,063	2,393,683
Janet L. Oliver Senior Vice President, Business Development	2015	300,406	19,431	200,006	50,005	136,700	—	9,397	715,945
	2014	285,473	197,211	387,971	168,169	140,000	131,745	65,689	1,376,258
	2013	267,859	150,000	95,995	64,001	116,100	56,998	603	751,556
Charles A. Anderson Senior Vice President, IAM & Logistics Services (h)	2015	298,858	—	200,006	50,005	136,700	—	11,595	697,164
	2014	252,536	117,500	389,971	60,004	140,000	764	1,034	961,809
	2013	215,949	—	70,004	—	117,700	—	35,001	438,654
Michele L. Tyler Senior Vice President, Chief Legal Officer & Corporate Secretary (i)	2015	300,500	10,930	176,002	43,997	136,700	—	10,689	678,818

(a)
Amounts in this column for 2015 represent a cash payment for the NEOs, except for Messrs. Wright and Anderson, for the outstanding Exelis 2013 TSR awards based on actual performance at the Spin-off for the completed 21 months of the 36-month performance period.

(b)
Amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR awards and RSUs. The assumptions used in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2015.

(c)	Amounts in this column represent the aggregate grant date fair values of the option grants.
The assumptions used by Vectrus in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K.

(d)	Amounts in this column reflect the AIP awards that were earned for the applicable performance year.

(e)
Amounts in this column represent the Exelis Pension Plan value as of December 31, 2014. Effective upon the Spin-off, the Exelis Pension Plan remained with Exelis, Inc. Vectrus did not adopt a pension plan; therefore, no further values are reported after 2014.

(f)	Amounts in this column represent items specified in the table below.

(g)	Mr. Wright retired from the Company effective June 30, 2015. He was not an NEO in 2013.

(h)	Mr. Anderson was appointed Senior Vice President, Infrastructure Asset Management & Logistics Services in October 2015.

(i)	Ms. Tyler was not an NEO in 2013 or 2014.

ALL OTHER COMPENSATION TABLE

Name	Year	Excess Savings Plan Contributions (a) ($)	Tax Reimbursements ($)	401(k) Matching Contributions (b) ($)	Other (c) ($)	Total All Other Compensation ($)
Kenneth W. Hunzeker	2015	13,400	—	10,600	4,364	28,364
Matthew M. Klein	2015	2,400	—	7,500	495	10,395
Theodore R. Wright	2015	—	—	6,529	362,458	368,987
Janet L. Oliver	2015	1,247	—	6,879	1,271	9,397
Charles A. Anderson	2015	1,247	—	9,077	1,271	11,595
Michele L. Tyler	2015	1,208	—	9,039	442	10,689

(a)
Contributions to the Vectrus Systems Corporation Excess Savings Plan are unfunded and earnings are credited at the same rate as the Stable Value Fund available to participants in the Vectrus 401(k) Plan.

(b)
Amounts represent matching contributions during 2015 in the Vectrus 401(k) Plan, as follows: Mr. Hunzeker (Company match $10,600, met IRS limit on employee deferral); Mr. Klein (Company match $7,500, met IRS limit on employee deferral); Ms. Oliver (Company match $6,879, did not meet IRS limit on employee deferral); Mr. Anderson (Company match $9,077, met IRS limit on employee deferral); Ms. Tyler (Company match $9,039, met IRS limit on employee deferral); and Mr. Wright (Company match $6,529, did not meet IRS limit on employee deferral).

(c)
Amounts represent taxable group term life insurance premiums paid for Messrs. Hunzeker, Klein and Anderson and Mses. Oliver and Tyler. The amount for Mr. Wright represents (i)  taxable group term life insurance premiums of $2,384 for 2015 (including $1,100 for the period prior to his termination and $1,284 for the period after termination), (ii) taxable group term life insurance premiums of $1,284 to be paid in 2016, (iii) cash termination pay of $172,308 paid in 2015, (iv) cash termination pay of $177,693 to be paid in 2016 (v) Company paid medical, dental and life coverage benefits of $4,387 paid in 2015 and (vi) Company paid medical, dental and life coverage benefits of $4,402 to be paid in 2016.

GRANTS OF PLAN-BASED AWARDS IN 2015

The following table summarizes awards made to our NEOs during the year ended December 31, 2015. Grants made to NEOs during 2015 were made under the 2014 Plan. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2015 AIP), and estimated future payouts under the long-term incentive plan awards, which consist of potential payouts related to the TSR awards granted in 2015 for the 2015 - 2017 performance period. Also provided is the number of shares underlying all other stock and option awards, composed of RSUs and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of the Company's common stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kenneth W. Hunzeker		300,000	600,000	1,200,000	225,000	450,000	900,000
	3/4/2015							8,427			270,001
	3/4/2015								14,229	32.04	179,997
Matthew M. Klein		105,625	211,250	422,500	102,500	205,000	410,000
	3/4/2015							3,839			123,002
	3/4/2015								6,482	32.04	81,997
Theodore R. Wright		131,250	262,500	525,000	131,250	262,500	525,000
	3/4/2015							4,916			157,509
	3/4/2015								8,300	32.04	104,995
Janet L. Oliver		75,000	150,000	300,000	62,500	125,000	250,000
	3/4/2015							2,341			75,006
	3/4/2015								3,953	32.04	50,005
Charles A. Anderson		75,000	150,000	300,000	62,500	125,000	250,000
	3/4/2015							2,341			75,006
	3/4/2015								3,953	32.04	50,005
Michele L. Tyler		75,000	150,000	300,000	55,000	110,000	220,000
	3/4/2015							2,060			66,002
	3/4/2015								3,478	32.04	43,997

(1)
Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the non-equity incentive plan (AIP) (described above in “Compensation Discussion and Analysis - Compensation Objectives”) if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. The approved AIP formula for 2015 was based on performance measures and totals that would pay 92.5% of target for 100% achievement of the approved goals.

(2)
Amounts reflect the threshold, target, and maximum payment levels, respectively, if an award payout is achieved under the Company's 2015 TSR awards. The 2015 TSR awards are subject to a three-year performance period from January 1, 2015 to December 31, 2017. The potential payments are based on achievement of specific approved performance as further described above in "Compensation Discussion and Analysis - 2015 Vectrus Long-Term Incentive Program - Relative Total Shareholder Return (TSR) Award Component." TSR awards are completely at-risk compensation and payments, if any, are made in cash after the end of the performance period.

(3)
Amounts reflect the number of RSUs granted in 2015 to the NEOs. RSUs granted to NEOs vest in one-third annual installments on the first, second and third anniversaries of the grant. The number of shares underlying the RSU awards granted on March 4, 2015 was determined based on the closing price of Vectrus common stock on that date. During the restriction period, holders of restricted stock units do not have voting rights.

(4)
Amounts reflect the number of non-qualified stock options granted to the NEOs. For the 2015 non-qualified stock option grants, the number of non-qualified stock options was computed by dividing the approved award value by the Black-Scholes option value of $12.65 per share. Options become exercisable in one-third cumulative annual installments on the first, second and third anniversaries of the grant date and expire ten years after the grant date.

(5)	The option exercise price for non-qualified stock options granted on March 4, 2015 was $32.04 per share, the closing price of Vectrus common stock on that date.

(6)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2015.

TREATMENT OF OUTSTANDING TSR AWARDS FOLLOWING THE SPIN-OFF

The Exelis Total Shareholder Return program performance was calculated at the time of the Spin-off for the completed portion of the 2013 TSR award performance period. At the time of the Spin-off, Exelis’ performance for the 21 months of the 36 month performance period (the completed portion) of the 2013 TSR award was at 69.4% of target. The following amounts were paid to participants in December 2015: Mr. Hunzeker, $60,722; Mr. Klein, $15,788; Ms. Oliver, $19,431; and Ms. Tyler, $10,930. The remaining target award, representing 15 months of the 36-month performance period (the uncompleted portion) was converted to Vectrus RSUs based on $20.62 per share, the closing price of Vectrus common shares on October 10, 2014, the grant date. Messrs. Hunzeker and Klein and Mses. Oliver and Tyler received 3,031, 788, 969, and 545 RSUs respectively, representing the target value for the 15-month uncompleted portion of the 2013 TSR awards. The RSUs vested on December 4, 2015 and have been settled in full.

SPECIAL COMPENSATION ARRANGEMENTS

KENNETH W. HUNZEKER EMPLOYMENT LETTER
On September 15, 2014, Vectrus and Kenneth W. Hunzeker entered into an employment letter (the “Hunzeker Employment Letter”), setting forth the terms and conditions of his employment as Chief Executive Officer and President of the Company effective upon the consummation of the Spin-Off. The terms of the Hunzeker Employment Letter are set forth below.

1.	Compensation and Benefits.

a.
Annual Base Salary. Mr. Hunzeker’s annual base salary is $600,000, subject to review by the Compensation Committee from time to time for consideration of possible increases based on performance and other relevant circumstances.

b.
Target Annual Incentive. Mr. Hunzeker’s annual incentive target will be set at 100% of base salary (“Target Annual Incentive”). The amount earned in respect of the Target Annual Incentive is discretionary and subject to individual and Company performance, as determined by the Vectrus Compensation Committee of the Board.

c.
2015 Long-Term Incentive Awards. Mr. Hunzeker is eligible to participate in the Company’s long-term incentive program with an annual target long-term incentive compensation opportunity of $900,000 for 2015 as approved by the Exelis Compensation Committee. The forms of award will be based on the 2015 Vectrus long-term incentive award program, subject to review and approval of the Vectrus Compensation Committee.

d.
Founders’ Grant. Mr. Hunzeker was entitled to receive a Founders’ Grant on October 10, 2014 valued at $1,350,000. The Vectrus Compensation Committee determined that one half of the Founders’ Grant award be awarded in the form of nonqualified stock options, with a per-share exercise price equal to the fair market value of a share of the Company’s stock on the date of grant and a ten-year term. The stock options will vest in equal annual installments on the first, second and third anniversaries of the grant date subject to Mr. Hunzeker’s continued employment through each such vesting date. Should Mr. Hunzeker’s employment be terminated by the Company other than for Cause (as defined below) before the stock options vest in full, they will continue to vest for the period during which Mr. Hunzeker receives Severance Pay (as defined below), notwithstanding any provision of the applicable award agreement to the contrary. In addition, the Vectrus Compensation Committee determined that one half of the Founders’ Grant award be granted in the form of restricted stock units, which will vest in equal annual installments on the first, second and third anniversaries of the grant date, subject to Mr. Hunzeker’s continued employment through such vesting date. Upon vesting, these units will be settled immediately in shares of common stock of the Company, subject to satisfaction of all taxes due. Should Mr. Hunzeker’s employment be terminated by the Company other than for Cause before such units vest, a prorated portion of such units will vest and be settled immediately upon his termination date, with his termination date considered to be the Scheduled Termination Date (as defined below), it being understood that in determining the prorated portion of such units that will vest, Mr. Hunzeker shall be deemed to have continued employment until the last day of the Severance Pay Period (as defined below), notwithstanding any provision of the applicable award agreement to the contrary.

2.	Termination of Employment.

a.
Termination of Employment for Cause. Mr. Hunzeker will not be eligible for Severance Pay if his employment is terminated by the Company for Cause or if he voluntarily terminates his employment for any reason (including as a result of retirement after reaching the Normal Retirement Date (as defined below) or failing to return from an approved leave of absence, including a medical leave of absence).

“Cause” shall mean action involving willful malfeasance or gross negligence or failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on your part shall be considered “willful” unless it is done or committed in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

i.	“Normal Retirement Date” shall mean the first day of the month which coincides with or follows Mr. Hunzeker’s 65th birthday.

b.
Severance Pay Upon Termination of Employment Not for Cause. If the Company terminates Mr. Hunzeker’s employment other than for Cause and other than as a result of death or disability, and prior to the Normal Retirement Date, Mr. Hunzeker shall be provided severance pay in an amount equal to two times the annual base salary in effect on the effective date of the termination of employment (the “Scheduled Termination Date”).

c.
Terms and Conditions Applicable to Severance Pay. Severance Pay shall be paid in the form of periodic payments over a period of 24 months after the Scheduled Termination Date according to the regular payroll schedule (the “Severance Pay Period”).

1.
Severance Pay will, subject to timely execution and deliverance to the Company (and no revocation of the Release) (as defined herein), commence on the first business day after the 60th day following the Scheduled Termination Date, with any installments of Severance Pay that would otherwise have been paid during the first 60 days after the Scheduled Termination Date delayed and paid in a lump sum on such 60th day after the Scheduled Termination Date.

2.
In the event of death during the Severance Pay Period, the amount of Severance Pay remaining shall be paid in a discounted lump sum to Mr. Hunzeker’s spouse or to such other designated beneficiary or beneficiaries and failing such designation, to Mr. Hunzeker’s estate.

3.	During the Severance Pay Period Mr. Hunzeker must continue to be available to render to the Company reasonable assistance.

4.	Severance Pay will cease if Mr. Hunzeker is rehired by the Company.

d.
Benefits During Severance Pay. During the Severance Pay Period, except as provided herein, Mr. Hunzeker will continue to be eligible for participation in Company employee benefit plans in accordance with the provisions of such plans as in effect from time to time.

e.
Excluded Executive Compensation Plans, Programs, Arrangements, and Perquisites. During the Severance Pay Period, Mr. Hunzeker will not be eligible to accrue any paid time off or participate in or receive awards under any (i) annual incentive plan or bonus program, (ii) special termination programs, (iii) tax or financial advisory services, (iv) stock option or stock related plans for executives (provided that he will be eligible to exercise any outstanding stock options in accordance with the terms of any applicable stock option plan), (v) new or revised executive compensation programs that may be introduced after the Scheduled Termination Date or (vi) other executive compensation program, plan, arrangement, practice, policy or perquisites (except as provided otherwise in clause (v) above), unless specifically authorized by the Company in writing.

f.
Disqualifying Conduct. If during the Severance Pay Period, Mr. Hunzeker (i) engages in any activity which is inimical to the best interests of the Company; (ii) disparages the Company, its business, employees or directors; (iii) fails to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property; (iv) without the Company’s prior written consent, induces any employee of the Company to leave his or her Company employment; (v) without the Company’s prior written consent, engages in, becomes affiliated with, or becomes employed by any business competitive with the Company; or (vi) fails to comply with applicable provisions of the Company’s Code of Conduct or applicable Company Corporate Policies or any applicable Company Subsidiary Code or policies, then the Company will have no further obligation to provide Severance Pay.

g.
Release. The Company shall not be required to pay or continue any installments of Severance Pay or provide any termination benefits in accordance with this agreement unless Mr. Hunzeker executes and delivers to the

Company within 52 days following the Scheduled Termination Date a release, in a form provided by the Company, pursuant to which he discharges and releases the Company, its affiliates, and their respective directors, officers, employees and employee benefit plans from all claims (other than for benefits to which he is entitled under any Company employee benefit plans) arising out of employment or termination of employment (the “Release”), and such Release is not revoked within the seven-day statutory revocation period.

h.
Treatment of Severance Pay and Other Compensation. Any Severance Pay or other compensation, including but not limited to any equity awards provided under the Hunzeker Employment Letter shall be treated in a manner consistent with the provisions of Section 409A of the Code.

i.	Any outstanding long term incentive awards will be treated in accordance with the applicable plans and award agreements.

3.	Termination due to an Acceleration Event.

If Mr. Hunzeker’s employment is terminated due to a severance-qualifying termination under the terms of the Special Senior Executive Severance Pay Plan, Mr. Hunzeker will be entitled to receive the severance benefits provided under the terms of the Special Senior Executive Severance Pay Plan in lieu of any benefits described in the Employment Agreement.

4.	Compliance with Section 409A.

The Hunzeker Employment Letter is intended to comply with Section 409A and will be interpreted in a manner intended to comply with Section 409A.

THEODORE R. WRIGHT LETTER AGREEMENTS

Theodore R. Wright Letter Agreement

On December 2, 2013, Exelis and Theodore R. Wright entered into a letter agreement (the “Wright Letter Agreement”) setting forth the terms and conditions of his employment as Executive Vice President and Chief Operating Officer of Vectrus Systems Corporation (formerly called Exelis Systems Corporation). The terms of the Wright Letter Agreement are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Wright’s initial base salary was $350,000.

b.
2014 Target Annual Incentive. For the performance year 2014, Mr. Wright’s annual incentive target was set at 75% of base salary (“Target Annual Incentive”). The amount earned in respect of the Target Annual Incentive was discretionary and subject to individual and Company performance.

c.
2014 Long-Term Incentive Awards. Mr. Wright was eligible to participate in the Exelis 2014 long-term incentive program with an annual target long-term incentive compensation opportunity of $350,000, and the form of the award, vesting provisions and other provisions/ requirements were determined at the discretion of the Board of Directors.

d.
Cash Sign-on Payment. Mr. Wright was paid a sign-on payment in January 2014 in the amount of $175,000. In the event that Mr. Wright’s employment with Exelis or Vectrus is voluntarily terminated within two years from the date of payment, he is required to pay back the

$175,000 payment, net of taxes.

e.	Transaction Success Incentive Award. Mr. Wright was eligible for a Transaction Success Incentive Award in cash the amount of $175,000 at the time of the Spin-Off.

f.
Founders’ Grant. Mr. Wright was entitled to receive a Founders’ Grant on October 10, 2014 in the amount of $787,500. The Vectrus Compensation Committee determined that twenty percent (20%) of the Founders’ Grant be granted in the form of stock options and eighty percent (80%) in the form of restricted stock units.

2.	Termination of Employment.
In the event that Exelis or Vectrus terminates Mr. Wright’s employment within his first two years of his employment, for any reason other than cause and without an offer of comparable employment, the Wright Letter provided that he would receive one full year of his current salary paid as a severance payment. Following two years of employment, he will revert to severance eligibility under the company severance policy that is in effect at that time.

Theodore R. Wright Retirement Agreement

On July 6, 2015, Vectrus and Mr. Wright entered into an Early Retirement Agreement and Complete Release of Liability, dated July 6, 2015 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, the Company and Mr. Wright agreed that (i) his last day of active full-time employment with the Company would be June 30, 2015 (the “Early Retirement Date”), (ii) the Company would continue to pay him his present salary at the rate of Three Hundred Fifty Thousand One and 60/100 Dollars ($350,001.60) per year, payable in normal bi-weekly payments for the period from July 1, 2015 through June 30, 2016 (“Severance Pay Period”), (iii) he would be paid for any accrued, unused paid time off (“PTO”) in the first normal payroll following the Early Retirement Date, but will not accrue any PTO after the Early Retirement Date, (iv) during the Severance Pay Period, he would be eligible for participation in Company employee benefit plans in accordance with their terms, except that he will not be eligible to participate in any Company short-term or long-term disability plan or the Company’s 401(k) Plan, (v) COBRA continuation periods under any applicable medical, dental and vision programs will continue from the Early Retirement Date, (vi) in general, his participation in other employee benefit plans would cease on the Early Retirement Date, (vii) Mr. Wright’s retirement would not be considered a voluntary termination under the terms of his letter of employment accepted by him on December 2, 2013 and (viii) his outstanding equity awards would be treated in accordance with the terms of the applicable plan and award agreements.

In addition, the Retirement Agreement provides that, other than for accrued PTO, the Company would not be obligated to make the severance payments described above in the event that, during the Severance Pay Period, Mr. Wright engages in certain conduct which includes, in any material way (i) a breach of the terms of the Retirement Agreement, (ii) the failure to comply with any Company covenant against disclosure and assignment of rights to intellectual property executed by him or the improper utilization of the Company’s confidential or proprietary information, (iii) without the Company’s prior written consent, inducing any employee of the Company to leave Company employment or (iv) the failure to comply with the Company’s Code of Corporate Conduct or applicable Company policies. In such event and upon demand, Mr. Wright would be obligated to return any severance payments made to him and pay any legal fees incurred by the Company relating to any actions to recover the severance payments. The Retirement Agreement also provides that Mr. Wright releases any liabilities he may have had arising from his employment or the termination of his employment.

JANET OLIVER LETTER AGREEMENTS
Ms. Oliver entered into agreements with ITT Corporation on April 26, 2011 which were amended on January 31, 2012, to substitute Exelis for ITT Corporation following the Exelis spin-off and provided for certain incentives to be paid to Ms. Oliver in exchange for the execution of a Non-Competition and Non-Solicitation Agreement. These agreements are collectively referred to as the “Janet Oliver Letter Agreements.” The terms of the Janet Oliver Letter Agreements are summarized below.

Term: The Janet Oliver Letter Agreements provided incentives for Ms. Oliver to remain with Exelis through at least March 31, 2015.

Incentives: Exelis agreed to make three separate incentive payments beyond the awards for which Ms. Oliver might otherwise qualify under the Annual Incentive Plan. Specifically, Exelis agreed to increase by $150,000 any bonus awarded and paid to Ms. Oliver in each of March 2012, 2013 and 2014. In the event Ms. Oliver voluntarily terminates her employment with Exelis or is terminated for cause (as defined in the Non-Competition and Non-Solicitation agreements which are part of the Janet Oliver Letter Agreements), Ms. Oliver forfeits any and all claims to any payments not made prior to the date of such termination.

Amendment: As described above, the Janet Oliver Letter Agreements were amended effective January 31, 2012 to substitute Exelis for ITT Corporation to reflect the Exelis spin-off. Further, Ms. Oliver is not precluded from working for businesses deemed to be in competition with the business of the Mission Systems business, if and only if a portion of the Mission Systems business is sold directly to such business.

No other terms of the Janet Oliver Letter Agreements were amended, and the Letter Agreements expired on their own terms on March 31, 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Kenneth W. Hunzeker	18-Apr-11	2,880	—	15.49	4/18/2021	—	—
	7-Nov-11	38,566	—	12.94	11/7/2021	—	—
	6-Mar-12	20,148	—	13.22	3/6/2022	—	—
	8-Mar-13	29,232	29,231	13.13	3/8/2023	11,425	238,668
	6-Mar-14	5,510	11,018	24.61	3/6/2024	10,834	226,322
	10-Oct-14	27,306	54,611	20.62	10/10/2024	21,823	455,882
	4-Mar-15	—	14,229	32.04	3/4/2025	8,427	176,040
Matthew M. Klein	6-Mar-12	4,605	—	13.22	3/6/2022	—	—
	8-Mar-13	7,600	7,600	13.13	3/8/2023	2,970	62,043
	6-Mar-14	2,204	4,407	24.61	3/6/2024	4,333	90,516
	10-Oct-14	4,976	9,951	20.62	10/10/2024	15,906	332,276
	4-Mar-15	—	6,482	32.04	3/4/2025	3,839	80,197
Theodore R. Wright	6-Mar-14	3,857	7,713	24.61	3/6/2024	7,583	158,409
	10-Oct-14	6,372	12,742	20.62	10/10/2024	20,368	425,488
	4-Mar-15	—	8,300	32.04	3/4/2025	4,916	102,695
Janet L. Oliver	8-Mar-13	—	9,354	13.13	3/8/2023	3,655	76,353
	6-Mar-14	1,763	3,526	24.61	3/6/2024	3,467	72,426
	10-Oct-14	2,428	4,854	20.62	10/10/2024	7,759	162,086
	4-Mar-15	—	3,953	32.04	3/4/2025	2,341	48,903
Charles A. Anderson	8-Mar-13	—	—	—	—	5,332	111,385
	6-Mar-14	—	—	—	—	4,062	84,855
	10-Oct-14	2,428	4,854	20.62	10/10/2024	7,759	162,086
	4-Mar-15	—	3,953	32.04	3/4/2025	2,341	48,903
Michele L. Tyler	8-Mar-13	10,524	5,261	13.13	3/8/2023	2,056	42,950
	6-Mar-14	1,378	2,754	24.61	3/6/2024	2,708	56,570
	10-Oct-14	2,428	4,854	20.62	10/10/2024	7,759	162,086
	4-Mar-15	—	3,478	32.04	3/4/2025	2,060	43,033

(1)
The dates presented in this column represent the date the awards were granted (a) by Exelis for awards prior to the Spin-off and (b) by us for all other awards. The same vesting dates were retained by Vectrus after the Spin-off.

(2)	These awards vest in one-third annual installments on the applicable anniversaries of the grant date, except that the RSUs granted on March 8, 2013 vested in full on March 8, 2016.

(3)	Reflects the Company's closing stock price of $20.89 on December 31, 2015.

OPTION VESTING SCHEDULE

Generally, options vest on the applicable anniversary of the grant date. Options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#s)
		2016	2017	2018
Kenneth W. Hunzeker	8-Mar-13	29,231
	6-Mar-14	5,509	5,509
	10-Oct-14	27,306	27,305
	4-Mar-15	4,743	4,743	4,743
Matthew M. Klein	8-Mar-13	7,600
	6-Mar-14	2,204	2,203
	10-Oct-14	4,976	4,975
	4-Mar-15	2,161	2,161	2,160
Theodore R. Wright	6-Mar-14	3,857	3,856
	10-Oct-14	6,371	6,371
	4-Mar-15	2,767	2,767	2,766
Janet L. Oliver	8-Mar-13	9,354
	6-Mar-14	1,763	1,763
	10-Oct-14	2,427	2,427
	4-Mar-15	1,318	1,318	1,317
Charles A. Anderson	10-Oct-14	2,427	2,427
	4-Mar-15	1,318	1,318	1,317
Michele L. Tyler	8-Mar-13	5,261
	6-Mar-14	1,377	1,377
	10-Oct-14	2,427	2,427
	4-Mar-15	1,160	1,159	1,159

STOCK VESTING SCHEDULE

Generally, RSUs vest on the applicable anniversary of the grant date. RSUs granted in 2013 cliff vest three years from the grant date. The RSUs granted in 2014 and 2015 vest in one-third annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#s)
		2016	2017	2018
Kenneth W. Hunzeker	8-Mar-13	11,425
	6-Mar-14	5,417	5,417
	10-Oct-14	10,912	10,911
	4-Mar-15	2,809	2,809	2,809
Matthew M. Klein	8-Mar-13	2,970
	6-Mar-14	2,167	2,166
	10-Oct-14	7,953	7,953
	4-Mar-15	1,280	1,280	1,279
Theodore R. Wright	6-Mar-14	3,792	3,791
	10-Oct-14	10,184	10,184
	4-Mar-15	1,639	1,639	1,638
Janet L. Oliver	8-Mar-13	3,655
	6-Mar-14	1,734	1,733
	10-Oct-14	3,880	3,879
	4-Mar-15	781	780	780
Charles A. Anderson	8-Mar-13	5,332
	6-Mar-14	2,031	2,031
	10-Oct-14	3,880	3,879
	4-Mar-15	781	780	780
Michele L. Tyler	8-Mar-13	2,056
	6-Mar-14	1,354	1,354
	10-Oct-14	3,880	3,879
	4-Mar-15	687	687	686

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the option exercises and vesting of RSUs for each of our NEOs in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vest (#)	Value Realized on Vesting ($) (2)
Kenneth W. Hunzeker	—	—	27,299	751,669
Matthew M. Klein	—	—	12,724	332,709
Theodore R. Wright	—	—	13,977	361,084
Janet L. Oliver	17,412	222,081	9,758	269,785
Charles A. Anderson	—	—	9,692	275,654
Michele L. Tyler	—	—	7,480	201,236

(1)
Represents the difference between the market price of a share of Vectrus common stock on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise.

(2)
The aggregate value realized on the date of vesting of the RSUs is based on the average of high and low prices of Vectrus common stock on the date of vesting, multiplied by the number of shares acquired upon vesting. The value realized for these NEOs is based on $31.62 per share on the vesting date of March 6, 2015, $23.68 per share on the vesting date of October 10, 2015, and $23.41 on December 4, 2015. As October 10, 2015 fell on a Saturday, $23.68 represents the average of the high and low prices of Vectrus common stock on October 12, 2015, the next business day.

PENSION BENEFITS

Prior to the Spin-off, the NEOs participated in pension plans provided by Exelis. Vectrus has not adopted a pension plan, and does not provide pension benefits to the NEOs.

NONQUALIFIED DEFERRED COMPENSATION FOR 2015

EXCESS SAVINGS PLAN
The Vectrus Systems Corporation Excess Savings Plan provides our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our 401(k) Plan. Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($265,000 in 2015) to the 401(k) Plan. The Vectrus Systems Corporation Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of Vectrus. Vectrus credits the participant’s excess savings account based on 4% of eligible base compensation to be credited to the accumulated savings under the plan based on the earnings in the Guaranteed Income Fund - Stable Value Fund in the 401(k) Plan. Benefits will be paid to the NEO in a lump sum in the seventh month following the last day worked by such NEO.

DEFERRED COMPENSATION
All NEOs participate in the Vectrus Excess Savings Plan. The following table shows the activity within the Excess Savings Plan for the NEOs for 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)(1)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)
Kenneth W. Hunzeker	—	13,400	1,908	—	131,259
Matthew M. Klein	—	2,400	375	—	26,034
Theodore R. Wright	—	—	72	—	4,589
Janet L. Oliver	—	1,247	51	—	4,432
Charles A. Anderson	—	1,247	200	—	13,880
Michele L. Tyler	—	1,208	177	—	12,444

(1)	The amounts in this column are also reflected in the All Other Compensation Table as Excess Saving Plan Contributions and included in the Summary Compensation Table.

(2)	For all NEOs, amounts in the table above do not include any amounts reported in previous summary compensation tables.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Potential Post-Employment Compensation table below reflects the amount of compensation payable to each of the NEOs except Mr. Wright in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or termination in connection with a change in control. Messrs. Klein and Anderson and Mses. Oliver and Tyler are covered under the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. Mr. Hunzeker is covered under the Hunzeker Employment Letter and the Special Senior Executive Severance Pay Plan (applicable to change of control). Mr. Wright retired June 30, 2015. For information about Mr. Wright's severance arrangements, please refer to "Special Compensation Arrangements" and the Summary Compensation Table.

The amounts shown in the Potential Post-Employment Compensation table are estimates, assuming that the triggering event was effective as of December 31, 2015, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on the Vectrus closing stock price on December 31, 2015, which was $20.89.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from Vectrus.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the table below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and paid time off; and

•	Amounts currently vested under the Vectrus Excess Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances.

SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if Vectrus terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base pay and years of service. On October 6, 2015 the plan was amended to, among other things, reduce the maximum severance benefit from 24 months of base pay to 18 months of base pay (See "Key Actions and Changes in 2015 and 2016"). The severance benefit begins at 12 months of base pay for less than four years of service and increases to 18 months of base pay for service of nine years or more. Senior executives who had earned severance of greater than 18 months will be grandfathered at the higher level. The amendments made with respect to this plan were the result of a study of competitive practice undertaken in concert with the Compensation Consultant retained by the Compensation Committee. Vectrus considers these severance pay provisions appropriate given the job responsibilities and competitive market in which senior executives function. Vectrus’ obligation to continue severance payments stops if the executive does not comply with the Vectrus Code of Conduct. Vectrus considers this cessation provision to be critical to Vectrus’ emphasis on ethical behavior. Vectrus’ obligation to continue severance payments also ends if the executive does not comply with non-competition provisions of this plan. These provisions protect the integrity of our business and are consistent with typical business arrangements. If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under this plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty (60) days following the covered executive’s scheduled termination date.

The exceptions to severance payments are:

•	the executive terminates his or her own employment;

•	the executive’s employment is terminated for cause, death or disability;

•	termination occurs after the executive’s normal retirement date, which is the first day of the month that coincides with or follows the executive’s 65th birthday; or

•	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

Messrs. Klein and Anderson and Mses. Oliver and Tyler are covered under this plan. Mr. Klein is grandfathered at 24 months of severance payments based on his years of service prior to the plan amendment. At December 31, 2015, Mses. Oliver and Tyler were covered at 15 and 16 months, respectively, and Mr. Anderson was covered at 13 months.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (as defined below). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event. On October 6, 2015, the plan was amended to, among other things, modify the applicable multiple of base salary and AIP payment (see "Key Actions and Changes in 2015 and 2016").

The purposes of these provisions are to:

•	provide for continuing cohesive operations as executives evaluated a transaction, which, without change of control protection, could be personally adverse to the executive;

•	keep executives focused on preserving value for shareholders;

•	retain key talent in the face of potential transactions; and

•	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment is terminated by the Company without cause, or where the covered executive terminates his or her employment for good reason (including a termination due to death or disability) within two years after the occurrence of an Acceleration Event or if during the two-year period following an Acceleration Event, the covered executive has grounds to resign with good reason or the covered executive’s employment is terminated in contemplation of an Acceleration Event that ultimately occurred.

This plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target (100%).

This plan provides four tiers of benefits for covered executives, based on their position within the Company and the criticality of their role in a change in control transaction. The Compensation Committee, working in concert with the independent Compensation Consultant, considered four tiers of benefits appropriate based on the relative ability of each tier of employee to influence future Company performance. Under this plan, if a covered executive's employment is terminated by the Company without cause within two years after an Acceleration Event or in contemplation of an Acceleration Event that ultimately occurs, or if the covered executive terminates his or her employment for good reason within two years after an Acceleration Event, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including paid time off;

•
two and a half (2.5) two (2.0), one and a half (1.5) or one (1.0) times the annual base salary rate immediately preceding the date of the Acceleration Event or termination and two and a half (2.5), two (2.0), one and a half (1.5) or one (1.0) times the target AIP immediately preceding the Acceleration Event or termination;

•	continuation of health (medical/dental) and life insurance benefits and certain perquisites at the same levels for the length of the individual's severance;

•	if payments triggered by an Acceleration Event would be subject to an excise tax, then either:
(1) payments would be reduced by the amount needed to avoid triggering the tax, or (2) no reduction of payments would occur, depending on which alternative left the executive in a better after-tax position.

Mr. Hunzeker is covered at the Tier 1 level of benefits of 2.5 times, Mr. Klein and Ms. Tyler are covered at the Tier 2 level of benefits for 2.0 times and Mr. Anderson and Ms. Oliver are covered at the Tier 3 level of benefits for 1.5 times.
The Potential Post-Employment Compensation table on the following page provides additional information.

CHANGE IN CONTROL AGREEMENTS

The following Vectrus plans have change of control provisions:

•	Vectrus, Inc. 2014 Omnibus Incentive Plan, Amended and Restated as of October 6, 2015;

•	Vectrus, Inc. Annual Incentive Plan for Executive Officers, Amended and Restated as of January 1, 2016;

•	Vectrus, Inc. Annual Incentive Plan, Amended and Restated as of January 1, 2016;

•	Vectrus, Inc. Special Senior Executive Severance Pay Plan Amended and Restated as of October 6, 2015; and

•	Vectrus Systems Corporation Excess Savings Plan.

The payment or vesting of awards or benefits under each of the plans listed above would be accelerated upon the occurrence of a change in control of Vectrus and, except for (i) bonus awards or (ii) certain equity awards granted prior to October 6, 2015, a qualifying termination of employment or service. The change in control provisions in these plans are intended to provide protections in the context of change in control transaction so that the executives can focus on preserving value for shareholders when evaluating situations that, without change in control provisions, could be personally adverse to the executive. For substantially all of the plans listed above there would be a change in control of Vectrus if one of the following Acceleration Events occurred:

1.
A report on Schedule 13D was filed with the SEC disclosing that any person, other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary, had become the beneficial owner of 30% or more of Vectrus’ outstanding stock;

2.
A person other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary purchased Vectrus shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 30% or more of Vectrus outstanding stock;

3.	The consummation of:

(a)
any consolidation, business combination or merger of Vectrus other than a consolidation, business combination or merger in which the shareholders of Vectrus immediately prior to the merger would hold 50% or more of the combined voting power of Vectrus or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Vectrus immediately prior to the merger; or

(b)	any sale, lease, exchange or other transfer of all or substantially all of the assets of Vectrus;

4.
A majority of the members of the Board of Directors of Vectrus changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Vectrus’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5.	Any person other than Vectrus or one of its subsidiaries or any employee benefit plan sponsored by Vectrus or a subsidiary became the beneficial owner of 30% or more of Vectrus outstanding stock.

POTENTIAL POST-EMPLOYMENT COMPENSATION

Executive*	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Termination Not For Cause or With Good Reason After Change of Control (f)($)
Kenneth W. Hunzeker
Cash Severance (1)	0	0	0	0	1,200,000	3,000,000
2015 - 2017 TSR Award (2)	337,500	0	337,500	337,500	337,500	300,000
Unvested Equity Award (3)	1,338,491	0	1,338,491	1,338,491	1,338,491	1,338,491
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	56,002
Other Non-Qualified Benefits (5)	0	0	0	0	18,615	23,718
Total (6)	1,675,991	0	1,675,991	1,675,991	2,894,606	4,718,211
Matthew M. Klein
Cash Severance (1)	0	0	0	0	650,000	1,072,500
2015 - 2017 TSR Award (2)	0	0	153,750	153,750	153,750	136,667
Unvested Equity Award (3)	0	0	626,719	626,719	599,987	626,719
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	22,800
Other Non-Qualified Benefits (5)	0	0	0	0	27,705	27,705
Total (6)	0	0	780,469	780,469	1,431,442	1,886,391
Janet L. Oliver
Cash Severance (1)	0	0	0	0	375,000	675,000
2015 - 2017 TSR Award (2)	0	0	93,750	93,750	70,313	83,333
Unvested Equity Award (3)	0	0	433,668	433,668	385,412	433,668
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	15,600
Other Non-Qualified Benefits (5)	0	0	0	0	16,887	20,452
Total (6)	0	0	527,418	527,418	847,612	1,228,053
Charles A. Anderson
Cash Severance (1)	0	0	0	0	325,000	675,000
2015 - 2017 TSR Award (2)	0	0	93,750	93,750	65,104	83,333
Unvested Equity Award (3)	0	0	408,547	408,547	343,855	408,547
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	15,600
Other Non-Qualified Benefits (5)	0	0	0	0	1,259	1,776
Total (6)	0	0	502,297	502,297	735,218	1,184,256
Michele L. Tyler
Cash Severance (1)	0	0	0	0	400,000	900,000
2015 - 2017 TSR Award (2)	0	0	82,500	82,500	64,167	73,333
Unvested Equity Award (3)	0	0	346,782	346,782	306,181	346,782
Non-Qualified Retirement Benefits (4)	0	0	0	0	0	20,800
Other Non-Qualified Benefits (5)	0	0	0	0	1,569	2,395
Total (6)	0	0	429,282	429,282	771,917	1,343,310
* Mr. Wright retired June 30, 2015. For information regarding Mr. Wright's severance arrangements, please refer to "Special Compensation Arrangements" and the Summary Compensation Table.

(1)
Mr. Hunzeker is covered under the Hunzeker Employment Letter. Under the Hunzeker Employment Letter, Vectrus will pay a severance benefit equal to two times the annual base salary ($600,000 on December 31, 2015) in effect on the scheduled termination date, if terminated other than for cause unless termination occurs after the normal retirement date (Normal retirement date is the first day of the month which follows the executive's 65th birthday.) Messrs. Klein and Anderson and Mses. Oliver and Tyler are covered under the Vectrus Senior Executive Severance Pay Plan. Under that plan, Mr. Klein will receive a severance benefit equal to 24 months' base salary, Ms. Tyler will receive a severance benefit equal to 16 months' base salary, Ms. Oliver will receive a severance benefit equal to 15 months' base salary, and Mr. Anderson will receive a severance benefit equal to 13 months' base salary if terminated other than for cause unless the termination occurs after the normal retirement date. In the event of an Acceleration Event, Messrs. Hunzeker, Klein and Anderson and Mses. Oliver and Tyler are covered under the Vectrus Special Senior Executive Severance Pay Plan, described in this Proxy Statement. Messrs. Hunzeker, Klein and Anderson and Mses. Oliver and Tyler will receive payments equal to the sum of their current annual base salary rate paid or in effect and their annual bonus, assumed at target (100%), times their individual multiple. The approved multiples for the NEOs are: Mr. Hunzeker, 2.5X; Mr. Klein, 2.0X, Mr. Anderson, 1.5X; Ms. Oliver, 1.5X and Ms. Tyler, 2.0X.

(2)
If Mr. Hunzeker resigns or is terminated other than for cause, and if he has complied with the restrictive covenants associated with the TSR award, he will be eligible to receive payment, if any, for any outstanding TSR award as of the termination date, based on the Company's performance at the end of the performance period, with payment and timing in accordance with Section 409A. Should Messrs. Klein or Anderson or Mses. Oliver or Tyler resign, their awards are forfeited. Termination for cause results in forfeiture of awards. In the event of a termination other than for cause, the amounts reflect severance of 24 months for Messrs. Hunzeker and Klein, 15 months for Ms. Oliver, 13 months for Mr. Anderson and 16 months for Ms. Tyler. The calculation of the outstanding TSR award in the table is based on actual performance for the period ended December 31, 2015 and target performance (100%) for the remaining three measurement periods as actual performance cannot be determined as of December 31, 2015.

(3)
Unvested equity awards reflect the market value of restricted stock units and in-the-money value of stock options based on $20.89, the closing price of Vectrus common stock on December 31, 2015. All NEOs have accepted the terms and conditions with respect to their awards, including restrictive covenants on non-solicitation and non-competition. In the event of termination due to resignation, or for cause, awards are forfeited. Termination due to death or disability results in full vesting of awards. In the event of termination by the Company, other than for cause, RSU awards are subject to pro rata vesting according to the number of full months of employment from the grant date through the termination date, including any period of severance for awards granted prior to October 6, 2015, and stock options continue to vest according to the terms of each award, through the termination date, including through any period of severance. In the event that an executive satisfies the retirement eligibility requirements upon termination, including any period of severance, awards granted prior to October 6, 2015 continue to vest according to the terms of each award. Mr. Hunzeker has satisfied the requirements for pro rata vesting for retirement. RSUs and stock options granted in 2015 vest in one-third annual installments after the first, second and third anniversaries of the grant date. Upon an Acceleration Event, RSUs and stock options vest in full. Stock options expire ten years from date of grant.

(4)
No additional Vectrus Excess Savings Plan contributions are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant is 100% vested in the Vectrus match. Column (f) reflects additional cash payment for Vectrus contributions which would be made under the Special Senior Executive Severance Pay Plan following an Acceleration Event.

(5)
Column (e) shows the amount that Vectrus will pay in the event of termination not for cause, as provided in the Senior Executive Severance Pay Plan, for the Company’s portion of medical/dental and life insurance premiums for 24 months for Mr. Hunzeker ($17,391 and $1,224, respectively) and Mr. Klein ($26,990 and $716, respectively), 15 months for Ms. Oliver ($16,493 and $394, respectively), 13 months for Mr. Anderson ($923 and $336, respectively) and 16 months for Ms. Tyler ($1,146 and $423, respectively). Column (f) shows the amount that Vectrus will pay in the event of an Acceleration Event, as provided in the Special Senior Executive Severance Pay Plan, for the Company's portion of medical/dental and life insurance premiums for 30 months for Mr. Hunzeker ($22,188 and $1,530, respectively), 24 months for Mr. Klein ($26,990 and $716, respectively),18 months for Ms. Oliver ($19,971 and $481, respectively), 18 months for Mr. Anderson ($1,295 and $481, respectively) and 24 months for Ms. Tyler ($1,740 and $655, respectively).

(6)
Values in this table show the full payments per the applicable plan documents under the post termination scenarios. In the event of an Acceleration Event, a "best net" provision would apply, which provides either an unreduced benefit or a reduction in payments sufficient to avoid triggering an excise tax, whichever is better after-tax.

DIRECTIONS TO THE VECTRUS 2016 ANNUAL MEETING OF SHAREHOLDERS

DRIVING
Located in Colorado Springs, Cheyenne Mountain Resort is just a 20-minute drive from the Colorado Springs Airport, offering 120 daily flights from 10 commercial airlines. The property is approximately an hour’s drive from Denver and Denver International Airport.

FROM THE COLORADO SPRINGS AIRPORT
Go west on Milton E Proby Pkwy approximately 3 miles to Academy Blvd. Turn left on Academy and stay in the left-hand lane. Follow Academy approximately 4 miles to Highway 115. Exit north at Highway 115. Proceed approximately one mile to Cheyenne Mountain Blvd. Turn left on Cheyenne Mountain Blvd. and go one block to Broadmoor Valley Rd. Turn left and go three blocks to Cheyenne Mountain Resort.

FROM 1-25
Exit 138 - Circle Drive. Turn West (toward the mountains). Two miles to Highway 115 South - Canon City. Continue under the overpass and turn left onto ramp. First traffic light, Cheyenne Mountain Boulevard, turn right. Take the first left, Broadmoor Valley Road - (Resort’s sign on the corner). One half mile to Cheyenne Mountain Resort - Main Entrance is on the left.

Appendix A

AMENDMENT AND RESTATEMENT OF THE
VECTRUS, INC. ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS
(Effective as of January 1, 2016, Subject to Shareholder Approval)
1. Purpose
The purpose of this Vectrus, Inc. Annual Incentive Plan for Executive Officers (the “Incentive Plan”) is to provide incentive compensation in the form of a cash award to executive officers of Vectrus, Inc. (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executive officers of the highest caliber.
It is intended that compensation payable under the Incentive Plan may qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder, if such qualification is desired.
2. Plan Administration
The Plan shall be administered by the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as constituted by the Board from time to time.
The Committee shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.
Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.
The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.
The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that except as necessary to maintain an outstanding incentive award’s qualification as performance-based compensation under Section 162(m) of the Code (“Performance-Based Compensation”) or as otherwise required by law, no amendments shall adversely affect or impair the rights of any participant that have previously accrued hereunder, without the written consent of the participant. Unless otherwise prohibited by applicable law, any amendment required to cause an incentive award to qualify as Performance-Based Compensation may be made by the Committee. No amendment to the Incentive Plan may be made to alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4 hereof or the maximum incentive award payable to any participant without shareholder approval unless shareholder approval of the amendment is not required in order for incentive awards paid to participants to constitute Performance-Based Compensation.
No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.
3. Eligible Executives
Executive officers of the Company and its subsidiaries, as defined by the Securities Exchange Act of 1934, Rule 3b-7, as that definition may be amended from time to time, shall be eligible to participate in the Incentive Plan. The Committee shall select from all eligible executive officers, those to whom incentive awards shall be granted under the Incentive Plan.

4. Plan Year, Performance Periods, Performance Measures and Performance Targets
Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which incentive awards may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.
The Committee shall establish the performance measures (the “Performance Measures”) to be used, which may include one or more of the following criteria:

Appendix A

•	Backlog, including book to bill, total backlog, funded or unfunded;

•	Cash flow, including operating cash flow and free cash flow;

•	Earnings per share;

•	Earnings, including earnings before or after interest, taxes, depreciation and/or amortization, net earnings;

•	Economic Value Added (“EVA®”);

•	Expense management;

•	Expense targets, including SG&A or other allocated or indirect costs;

•	Income measures, including net income (before or after taxes), operating income;

•	Market share;

•	Net operating profit;

•	Net sales growth;

•	Operating efficiency ratios, including days sales outstanding, accounts payable to sales, inventory turns, working capital as a percent of sales;

•	Productivity ratios;

•	Profit margins, including gross margins, operating margins;

•	Return measures, including return on assets, return on net assets, return on capital, return on investment, return on invested capital, return on total capital, return on equity;

•	Revenues, sales, organic revenue, new business wins; and

•	Stock price, including growth measures, total shareholder return.
All Performance Measures shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date (unless the modification of a Performance Measure to take into account such a change is pre-established in writing at the time the Performance Measures are established in writing by the Committee and/or the modification would not affect the ability of the incentive award to qualify as Performance-Based Compensation).
Notwithstanding the foregoing, incentive awards that are not intended to qualify as Performance-Based Compensation may be based on the Performance Measures described above or such other measures as the Committee may determine.
The Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating groups, or operating units, as determined by the Committee. Performance Targets may be established on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee also shall establish with respect to each incentive award an objective formula to be used in calculating the amount of incentive award each participant shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.
The Performance Measures and Performance Targets, which may be different with respect to each participant and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period or, if sooner, prior to the time when twenty-five percent (25%) of the relevant Performance Period has elapsed.
5. Certification of Performance Targets and Calculation of Incentive Awards

After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the incentive award. The Committee shall calculate the amount of each participant’s incentive award for such Performance Period based upon the Performance Measures and Performance Targets for such participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may include or exclude (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) any significant unusual or infrequently occurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility. The Committee shall have no authority or discretion to increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as Performance-Based Compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the Performance Period. The Committee shall have the authority to increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as Performance-Based Compensation.

Appendix A

The maximum payment that may be made with respect to incentive awards under the Plan to any participant in any one calendar year shall be $2,500,000; provided, however, that this limitation shall not prevent payment of an incentive award because of an Acceleration Event in a calendar year prior to the year it would ordinarily be paid.
6. Payment of Awards
Approved incentive awards shall be payable by the Company in cash to each participant, or to the participant’s estate in the event of the participant’s death, as soon as practicable (and in any event no later than 2-1/2 months) after the end of each Performance Period. No incentive award that is intended to qualify as Performance-Based Compensation may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved. If a participant is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the participant shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.
The Company retains the right to deduct from any incentive awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.
Notwithstanding the above, no incentive awards that are intended to qualify as Performance-Based Compensation and that will only so qualify if the Incentive Plan is approved by the requisite shareholders of the Company shall be paid under the Incentive Plan unless the Incentive Plan is approved by the requisite shareholders of the Company in a manner that satisfies the shareholder approval requirements of Section 162(m) of the Code.
7. Other Terms and Conditions
Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, incentive awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Incentive awards granted under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.
Nothing contained in the Incentive Plan shall give any participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a participant.8. Acceleration Event.
An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of thirty percent (30%) or more of the outstanding Common Stock, $0.01 par value, of the Company (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of thirty percent (30%) or more of the outstanding Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of thirty percent (30%) or more of the Stock.

Appendix A

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which incentive awards may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the incentive awards, for the full year, will be made to each participant, in cash, within five (5) business days following such Acceleration Event.
9. Section 409A
It is intended that awards under the Incentive Plan will be exempt from Section 409A of the Code as “short-term deferrals” unless the Committee specifically determines otherwise, and the Incentive Plan and the terms and conditions of all awards provided hereunder shall be interpreted, construed and administered in accordance with this intent. Notwithstanding anything to the contrary contained herein, neither the Company nor any member of the Committee shall have any liability to any participant if the Incentive Plan or any award hereunder is subject to additional tax and/or penalties under Section 409A of the Code. To the extent applicable, the Incentive Plan and any awards hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. To the extent an award under the Incentive Plan is determined to constitute deferred compensation subject to Section 409A of the Code (i) if such award is payable as a result of the participant’s termination of employment, the determination of whether the participant has experienced a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder, (ii) if such award is payable as a result of the participant’s termination of employment and the participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment shall not be made until the earlier of (a) the expiration of the 6-month period following the participant’s separation from service or (b) the date of the participant’s death, and (iii) such award will only be paid as a result of an Acceleration Event to the extent the Acceleration Event is also an event described in Treas. Reg. Section 1.409A-3(i)(5); provided, however, that, in each case, the foregoing provisions in this sentence shall only be applicable to the extent required to avoid imposition of taxes and penalties pursuant to Section 409A of the Code.
10. Clawback, Repayment or Recapture Policy
Notwithstanding anything to the contrary, to the extent allowed under applicable law or regulatory filings, unless otherwise determined by the Committee, all incentive awards granted under the Incentive Plan, and any related payments made under the Incentive Plan, shall be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an incentive award or payment under the Incentive Plan.
11. Miscellaneous

The Incentive Plan first became effective on September 27, 2014. The Incentive Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any participant with respect to any prior award, unless required by applicable law. This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.

Appendix B

AMENDMENT AND RESTATEMENT OF THE
VECTRUS, INC. 2014 OMNIBUS INCENTIVE PLAN
(Effective as of May 13, 2016, Subject to Shareholder Approval)

ARTICLE I

ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment.  Vectrus, Inc., an Indiana corporation (hereinafter referred to as the “Company”), has established an incentive compensation plan known as the Vectrus, Inc. 2014 Omnibus Incentive Plan, as amended and restated (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units and Other Awards.

The Plan first became effective September 27, 2014 (the “Effective Date”) in connection with the spin-off of the Company from Exelis Inc. (“Exelis” and a “Predecessor Corporation”) on September 27, 2014. Exelis maintained a similar plan, the Exelis Inc. 2011 Omnibus Incentive Plan (the “Exelis Plan” and a “Predecessor Plan”), prior to the spin-off of the Company. The Plan was created, in part, to govern the awards under the Exelis Plan that were assumed by the Company in the spin-off from Exelis. The Exelis Plan was similarly adopted in connection with the spin-off of Exelis from ITT Corporation (ITT Corporation and Exelis are each hereinafter referred to as a “Predecessor Corporation”), which maintained the ITT 2003 Equity Incentive Plan (such plan and the Exelis Plan are each referred to hereinafter as a “Predecessor Plan”) a plan similar to the Exelis Plan.
The Plan shall remain in effect as provided in Section 1.3 hereof, and Participants shall receive full credit for their service and participation with a Predecessor Corporation as provided in Section 5.3 hereof.
1.2 Purpose of the Plan.  The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain Employees of the Company and its Affiliates and members of the Board of Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through share ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan.  The Plan commenced as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Compensation and Personnel Committee of the Board, (the “Committee”) to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.
ARTICLE II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Acceleration Event” shall be deemed to have occurred, to the extent allowed under applicable law or regulatory filings, (i) for Awards granted on or after October 6, 2015, as of the first day that any one or more of the following conditions described in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5 have been satisfied and (ii) for Awards granted prior to October 6, 2015, as of the first day that any one or more of such conditions have been satisfied, except that a twenty percent (20%) threshold shall apply instead of thirty percent (30%) in Sections 2.1, 2.1.2 and 2.1.5.

2.1.1a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person, other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), is the Beneficial Owner directly or indirectly of thirty percent (30%) or more of the outstanding Shares;

2.1.2any Person, other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), shall purchase shares pursuant to a tender offer or exchange offer to acquire any Shares (or securities convertible into Shares) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the outstanding Shares (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Shares);

Appendix B

2.1.3the consummation of:

(a)any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Shares immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation), relative to other holders of Shares immediately prior to the consolidation, business combination or merger, immediately after the consolidation, business combination or merger as immediately before; or

(b)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

2.1.4there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period; or

2.1.5any Person, other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), becomes the Beneficial Owner of thirty percent (30%) or more of the Shares.

2.2 “Affiliate” means any Subsidiary and any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Converted Awards and Other Awards.

2.4 “Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and conditions of such Award.

2.5 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Benefits and Compensation Matters Agreement” means Benefits and Compensation Matters Agreement, dated as of October 25, 2011, by and among ITT Corporation, Exelis and Xylem Inc.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation and Personnel Committee of the Board.

2.10 “Company” means Vectrus, Inc., an Indiana corporation, and any successor thereto as provided in Article 16 herein; provided, however, that for purposes of grants made under a Predecessor Plan, Company shall mean the Predecessor Corporation, as applicable, as the original grantor.

2.11 “Converted Award” means Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Other Awards granted in replacement of awards that were originally granted to a Participant under a Predecessor Plan, as adjusted pursuant to the terms of the Benefits and Compensation Matters Agreement and/or the Employee Matters Agreement.

2.12 “Covered Employee” means a Participant who is a “Covered Employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.13 “Director” means any individual who is a member of the Board of Directors.

2.14 “Employee” means any employee of the Company or its Affiliates.

2.15 “Employee Matters Agreement” means the Employee Matters Agreement, by and between the Company and Exelis.

Appendix B

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

Such definition of Fair Market Value may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s Fair Market Value based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee based on objective criteria.
2.18 “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

2.19 “Full Value Award” means an Award other than an Option granted with an Option Price equal to at least Fair Market Value on the date of grant or a SAR with a Grant Price equal to at least Fair Market Value on the date of grant.
2.20 “Grant Price” means the amount to which the Fair Market Value of a Share is compared pursuant to Section 7.6 to determine the amount of payment that should be made upon exercise of a SAR.
2.21 “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422, or any successor provision, and that is not designated as a Nonqualified Stock Option.
2.22 “Insider” means an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or the Committee in accordance with Section 16 of the Exchange Act.
2.23 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares, as described in Article 6 herein.
2.25 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.26 “Other Award” means an Award granted to a Participant pursuant to Article 9 herein.
2.27 “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.28 “Performance-Based Compensation” means an Award that is qualified as Performance-Based Compensation under Code Section 162(m).
2.29     “Performance Measures” means measures as described in Article 10, the attainment of which may determine the amount of payout and/or vesting with respect to Awards.
2.30     “Performance Period” means the period of time during which the performance goals must be met in order to determine the amount of payout and/or vesting with respect to an Award.
2.31     “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion) and transfer restrictions, as provided in Article 8 herein.
2.32     “Person” shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
2.33         “Plan Year” means the fiscal year of the Company.

Appendix B

2.34     “Plan” means the Vectrus, Inc. 2014 Omnibus Incentive Plan, as may be amended from time to time; provided, however, that for purposes of grants made under a Predecessor Plan, Plan shall mean a Predecessor Plan, as it existed on the date of such grant.
2.35 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.36 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.37 “Share” means a share of common stock of the Company, $0.01 par value per share.

2.38 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 7 herein.

2.39 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

2.40 “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7.

ARTICLE III

ADMINISTRATION

3.1 General.  The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Section 4.3 and Article 14, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company and its Affiliates operate. Notwithstanding the foregoing, the Committee may only accelerate the vesting, distribution or payout of an Award in connection with an adjustment pursuant to Section 4.2, death, disability or an Acceleration Event.

3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees and Directors to be recipients of Awards; and (b) determine the size of the Award; provided, however, the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an elected officer of the Company, or to the extent it would unintentionally cause Performance-Based Compensation to lose its status as such.

ARTICLE IV

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million, six hundred twenty five thousand (2,625,000). For purposes of the prior sentence, Shares subject to Converted Awards shall not be considered available for issuance under the Predecessor Plan. Any Shares related to Awards (including Converted Awards) that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, (a) upon the exercise of a stock-settled Stock Appreciation Right or net-settled Option, the number of Shares subject to the Award (or portion of the Award) that is then being exercised shall be counted against the maximum aggregate number of Shares that may be issued under the Plan as provided above, on the basis of one Share for every Share subject thereto, regardless of the actual number of Shares issued upon exercise, (b) any Shares withheld with respect to an Award (or, with respect to Restricted Stock, returned) in satisfaction of tax withholding obligations shall be counted as Shares issued and (c) any Shares tendered in satisfaction of tax withholding obligations or an Option exercise price or repurchased by the Company with proceeds collected in connection with the exercise of an Option may not be added back to the maximum aggregate number of Shares that may be issued under the Plan.

Appendix B

Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance under the Plan for Full Value Awards granted after December 31, 2014 shall not exceed nine hundred thirty thousand (930,000). In addition, any Shares related to Full Value Awards (including Converted Awards that are Full Value Awards) that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant of Full Value Awards under the Plan.
All of the reserved Shares may be used as ISOs.
The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
The following limits (“Award Limits”) shall apply to Awards (other than Converted Awards), dividends and dividend equivalent intended to qualify as Performance-Based Compensation:

•
Options:  The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Plan Year to any one Participant shall be eight hundred thousand (800,000).

•
SARs:  The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Plan Year to any one Participant shall be eight hundred thousand (800,000).

•
Restricted Stock or Restricted Stock Units:  The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be four hundred thirty thousand (430,000).

•
Other Awards: The maximum aggregate number of Shares with respect to which Other Awards may be granted in any one Plan Year to any one Participant shall be four hundred thirty thousand (430,000) and the maximum aggregate cash that may be payable with respect to Other Awards granted in any one Plan Year to any one Participant shall be six million ($6,000,000) dollars.

•
Dividends and Dividend Equivalents:  The maximum aggregate value of cash dividends (other than large, nonrecurring cash dividends) or dividend equivalents that any one Participant may receive pursuant to Awards in any one Plan Year shall not exceed one million, five hundred thousand ($1,500,000) dollars.

4.2 Adjustments in Authorized Shares.  In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718 (formerly FAS 123R) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to: (a) the number and, if applicable, kind of shares that may be issued under the Plan or pursuant to any type of Award under the Plan, (b) the Award Limits, (c) the number and, if applicable, kind of shares subject to outstanding Awards and (d) as applicable, the Option Price or Grant Price of any then outstanding Awards. In the event of any other change in corporate structure or capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall cause there to be made such equitable adjustments described in the foregoing sentence. Any fractional shares resulting from adjustments made pursuant to this Section 4.2 shall be eliminated. Any adjustment made pursuant to this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

Except to the extent it would unintentionally cause Performance Based Compensation to fail to qualify for the performance based exception to Code Section 162(m), appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Article 13, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, share exchange, amalgamation, reorganization or similar transaction upon such terms and conditions as it may deem appropriate; provided, however, that no such issuance or assumption shall be made without affecting the number of Shares reserved or available hereunder if it would prevent the granting of ISOs under the Plan.

4.3 Minimum Vesting for Equity Awards. Except in the event of the death, disability or, for Awards granted prior to May 13, 2016, retirement of the Employee, a Converted Award or replacement of an Award, or in connection with an adjustment pursuant to Section 4.2 or an Acceleration Event, Awards granted to an Employee under the Plan shall be subject to a minimum vesting period of one year. Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

Appendix B

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine the form and amount of each Award.

5.3 Prior Participation.  Notwithstanding any other provision of the Plan to the contrary, all prior service and participation by a Participant with a Predecessor Corporation shall be credited in full towards a Participant’s service and participation with the Company.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

ISOs may not be granted following the ten-year (10) anniversary of the date the Plan was last approved by shareholders in a manner that satisfies the shareholder approval requirements applicable to ISOs. ISOs may be granted only to Employees.
6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its grant.

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such terms and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to an agent designated by the Company or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option may be exercised (and the Option Price may be satisfied) by (a) delivering cash or its equivalent, (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) broker-assisted cashless exercise, (d) net exercise, (e) a combination of the foregoing or (f) by any other method approved by the Committee in its sole discretion. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under the methods indicated above shall be paid in United States dollars.

Appendix B

6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8Termination of Employment or Service as a Director.  The impact of a termination of a Participant’s employment on an Option’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Option grants or Participants. The impact of a termination on a Participant’s service as a Director on an Option’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Option grants or Participants.

6.9 Transferability of Options.  During his or her lifetime, only the Participant shall have the right to exercise the Options. After the Participant’s death, the Participant’s estate or beneficiary shall have the right to exercise such Options.

•
Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

•
Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may an NQSO be transferable for value or consideration.

6.10 Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2 SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant.

7.4 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them; provided, however, such terms and conditions shall be subject to Section 7.1 as to grant price and Section 7.3 as to the term of the SAR.

7.5 Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Appendix B

7.6 Payment of SAR Amount.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

•	The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by

•	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon a SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.7 Termination of Employment or Service as a Director.  The impact of a termination of a Participant’s employment on a SAR’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among SAR grants or Participants. The impact of a termination on a Participant’s service as a Director on a SAR’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among SAR grants or Participants.

7.8 Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may a SAR be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.9 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement.

8.4 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including

Appendix B

satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Voting Rights.  To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the time and form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units; provided, however, that if dividends or dividend equivalents are granted with respect to any Shares of Restricted Stock or Restricted Share Units that are subject to performance goals, the dividends or dividend equivalents shall be accumulated or reinvested and paid following the time such performance goals are met, as set forth by the Committee in the applicable Award Agreement.

8.7 Termination of Employment or Service as a Director.  The impact of a termination of a Participant’s employment on a Restricted Stock or Restricted Stock Unit’s vesting and settlement shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Restricted Stock or Restricted Stock Unit grants or Participants. The impact of a termination of a Participant’s service as a Director on a Restricted Stock or Restricted Stock Unit’s vesting and settlement shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Restricted Stock or Restricted Stock Unit grants or Participants.

8.8 Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE IX

OTHER AWARDS

The Committee may grant Other Awards, which may include, without limitation, unrestricted Shares, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals, service conditions or other goals established by the Committee and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Other Awards shall be made in such manner, at such times and subject to such terms and conditions as the Committee may determine.
ARTICLE X

PERFORMANCE MEASURES

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 10, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

•	Backlog, including book to bill, total backlog, funded or unfunded;

•	Cash flow, including operating cash flow and free cash flow;

•	Earnings per share;

•	Earnings, including earnings before or after interest, taxes, depreciation and/or amortization, net earnings;

•	Economic Value Added (“EVA®”);

•	Expense management;

•	Expense targets, including SG&A or other allocated or indirect costs;

•	Income measures, including net income (before or after taxes), operating income;

•	Market share;

•	Net operating profit;

•	Net sales growth;

•	Operating efficiency ratios, including days sales outstanding, accounts payable to sales, inventory turns, working capital as a percent of sales;

•	Productivity ratios;

•	Profit margins, including gross margins, operating margins;

•	Return measures, including return on assets, return on net assets, return on capital, return on investment, return on invested capital, return on total capital, return on equity;

Appendix B

•	Revenues, sales, organic revenue, new business wins; and

•	Stock price, including growth measures, total shareholder return.

Any Performance Measure(s) must be objectively determinable and may be used to measure the performance of the Company or an Affiliate as a whole or any business unit of the Company or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select a share price Performance Measure above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 10.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) any significant unusual or infrequently occurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
ARTICLE XI

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
ARTICLE XII

RIGHTS OF PARTICIPANTS

12.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or of the Board of Directors to terminate service as a Director at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and, accordingly, subject to Article 3 and Section 14.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
12.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.3 Rights as a Shareholder.  Except as otherwise provided in Section 8 of the Plan or in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Appendix B

ARTICLE XIII

ACCELERATION EVENT

The Compensation Committee shall specify in each Participant’s Award Agreement the treatment of outstanding Awards upon an Acceleration Event; provided that any Converted Award will continue to apply the definition of “change in control” or “acceleration event” as provided in the Predecessor Plan under which such Converted Award was originally granted, as adjusted pursuant to the terms of the Benefits and Compensation Matters Agreement and/or the Employee Matters Agreement, as applicable. Notwithstanding anything in the Plan to the contrary, no award agreement shall provide for an acceleration of (i) vesting or (ii) distribution or payout of an Award unless there is both an Acceleration Event (or “change in control” or “acceleration event” in the case of Converted Awards) and a qualifying termination of employment or service.
ARTICLE XIV

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

14.1 Amendment, Modification, Suspension, and Termination.  Subject to Sections 3.2, 4.3 and 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, except for a change or adjustment made pursuant to Section 4.2, no Option Price of an outstanding Option or Grant Price of an outstanding SAR shall be reduced (whether through amendment, cancellation or replacement of Awards with other Awards or other payments of cash or property) without shareholder approval.

14.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

14.3 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless otherwise required by law.

ARTICLE XV

WITHHOLDING

15.1Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2 Share Withholding.  With respect to withholding required upon the exercise of Options, or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE XVI

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Appendix B

ARTICLE XVII

GENERAL PROVISIONS

17.1 Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2 Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

17.3 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

17.4 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.5 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.6 Securities Law Compliance.  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.7 Registration and Listing.  The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

17.8 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

•	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

•
Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.9 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.10Employees or Directors Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

•	Determine which Affiliates shall be covered by the Plan;

•	Determine which Employees and/or Directors outside the United States are eligible to participate in the Plan;

•	Modify the administrative terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

•
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.10 by the Committee shall be attached to this Plan document as appendices; and

•	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Appendix B

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.
17.11Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

17.12Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

17.13No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

17.14Retirement and Welfare Plans.  The value of compensation paid under this Plan will not be included as “compensation” for purposes of computing the benefits payable to any participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

17.15Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

17.16.     Clawback, Repayment or Recapture Policy. Notwithstanding anything to the contrary, to the extent allowed under applicable law or regulatory filings, unless otherwise determined by the Committee, all Awards granted under the Plan, and any related payments made under the Plan, shall be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Report and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.

VECTRUS
TRUE TO YOUR MISSION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.

1. ELECTION OF THREE CLASS I DIRECTORS

Nominees	For	Against	Abstain
1A Louis J. Giuliano	☐	☐	☐
1B Mary L. Howell	☐	☐	☐
1C Eric M. Pillmore	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000265837_1 R1.0.1.25

VECTRUS
TRUE TO YOUR MISSION

VECTRUS, INC.
Annual Meeting of Shareholders
8:00 a.m., Mountain Time, May 13, 2016
Cheyenne Mountain Resort, 3225 Broadmoor Valley Road
Colorado Springs, CO 80906
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2016 at 8:00 a.m., Mountain Time at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, CO 80906. The proxy materials for the Vectrus 2016 Annual Meeting of Shareholders, including the 2016 Proxy Statement and the 2015 Annual Report to Shareholders are available over the Internet. To view these proxy materials, please visit www.proxyvote.com.

VECTRUS, INC.
Annual Meeting of Shareholders
May 13, 2016 8:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) **Michele L. Tyler** and **Kathryn S. Lamping**, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Vectrus, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. Mountain Time, on May 13, 2016 at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, CO 80906, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. In either case, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting of the annual Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000265837_2 R1.0.1.25